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                                   LEASE AGREEMENT

       THIS LEASE AGREEMENT (the "LEASE") is entered into by and between CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership
("LANDLORD"), and I-PAC MANUFACTURING, INC., a California corporation ("TENANT"), on May __, 1999.

                                       RECITALS

       WHEREAS, Landlord and Tenant have entered into that certain purchase agreement dated as of April 20, 1999 (the "PURCHASE AGREEMENT") pursuant to which Tenant has agreed to sell and Landlord has agreed to purchase (subject to the terms and conditions more particularly set forth therein) (the "SALE") the real estate and improvements, located at 1958 Kellogg Avenue, Carlsbad, California 90028, which real estate and improvements are more particularly described on SCHEDULE A attached hereto (the "LEASED PROPERTY");

       WHEREAS, after the Sale, Tenant desires to engage in the business of electronic manufacturing services (the "BUSINESS") on the Leased Property;

       WHEREAS, Landlord and Tenant desire that, upon completion of the Sale, the Leased Property shall be the subject of this Lease and be used by Tenant in its operation of the Business;

       NOW, THEREFORE, in consideration of the foregoing premises and of their respective agreements and undertakings herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                     I. LEASE AGREEMENT, LEASED PROPERTY AND TERM

       1.01 LEASE AGREEMENT. Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord the Leased Property, which shall consist of the following, to the extent the same were conveyed by Tenant to Landlord pursuant to the Purchase Agreement:

              (a) The land located at the address listed in SCHEDULE A, with all rights, titles, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress or egress or other interests appurtenant thereto, subject to all liens, encumbrances, restrictions and agreements related thereto (the "LAND");

              (b) All buildings, improvements, structures and Fixtures (as hereinafter defined) now located or to be located or to be constructed on the Land, including, without limitation, sidewalks, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures and conduits (on-site or off-site), equipment systems and other so called "infrastructure" improvements (the "IMPROVEMENTS");

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              (c)    All equipment, machinery, fixtures, and other items of
real and/or personal property, including all components thereof, located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, any furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment and similar systems, together with all replacements, modifications, alterations and additions thereto (collectively the "FIXTURES"); and

              (d) All easements, rights and appurtenances relating to the Land and the Improvements.

       The Leased Property shall, however, exclude all furniture, equipment, inventory and items of moveable personal property attached to the Land or Improvements that relate to the Business being conducted on the Leased Property which items may readily be removed without material damage to the Land and Improvements whether or not such items might legally be considered to be fixtures (all of which are owned by Tenant and shall hereinafter be defined as the "EXCLUDED PERSONAL PROPERTY") and all real and personal property leased to Nextel of California, Inc., a Delaware corporation.

       1.02 COMMENCEMENT DATE. The commencement date of this Lease (the "COMMENCEMENT DATE") shall be the Closing Date as defined in the Purchase Agreement. Tenant understands that Landlord will not own the Leased Property until the Closing Date.

       1.03   [Intentionally Omitted.]

       1.04 TERM. The initial term of this Lease (the "TERM") shall be for a fixed term of fifteen (15) years commencing on the Commencement Date. Tenant shall have the right to extend this Lease on the same terms and conditions set forth herein (except as to Base Annual Rent and the right to renew) at Tenant's option for an additional five (5) year renewal term (the "FIRST EXTENSION TERM") from the expiration of the Term, provided that no Event of Default (as defined in SECTION 9.01 hereof) shall exist and be continuing. In addition, if Tenant exercises the option for the First Extension Term, Tenant shall have the right to extend this Lease on the same terms and conditions set forth herein (except as to Base Annual Rent and the right to renew) Tenant's option, for a second five (5) year renewal term (the "SECOND EXTENSION TERM;" each an "EXTENSION TERM," and collectively with the First Extension Term, the "EXTENSION TERMS") from the expiration of the First Extension Term, provided that no Event of Default (as defined in SECTION 9.01 hereof) shall exist and be continuing. Tenant shall exercise the First Extension Term by written notice to Landlord no earlier than fifteen (15) months and no later than twelve (12) months prior to the end of the Term. Tenant shall exercise the Second Extension Term by written notice to Landlord no earlier than fifteen (15) months and no later than twelve (12) months prior to the end of the First Extension Term. Notwithstanding anything

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else to the contrary in this Agreement, the Base Annual Rent (as hereinafter defined) during the First Extension Term shall be the Fair Market Rent (as hereinafter defined) for the Leased Property. The Base Annual Rent during the Second Extension Term shall be the Fair Market Rent for the Leased Property. Fair Market Rent shall be determined as soon as possible after receipt by Landlord of Tenant's notice of option exercise, on the basis of appraisals of independent appraisers selected in accordance with the provisions of SECTION 16.01. Fair Market Rent during the Extension Terms shall be subject to Base Annual Rent Adjustments as set forth in SECTION 2.03.

       1.05 HOLDING OVER. Should Tenant, without the express consent of Landlord, continue to hold and occupy the Leased Property after the expiration or earlier termination of the Term or any Extension Term, as the case may be, such holding over beyond the Term and the acceptance or collection of rent (as hereinafter defined) by Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. During any such holdover period Tenant shall pay to Landlord for each month (or portion thereof) Tenant remains in the Leased Property, in lieu of the Base Annual Rent for the Leased Property, an amount equal to the sum of one-twelfth (1/12) of (i) one hundred fifty percent (150%) of such Base Annual Rent, and (ii) as applicable, one hundred percent (100%) of the Additional Rent (as hereinafter defined) for the Leased Property, each as in effect on the expiration date. Said month-to-month tenancy may be terminated by Landlord by giving Tenant thirty (30) days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

       1.06 SURRENDER. Except as a result of (a) Tenant Improvements and Capital Additions (as hereinafter defined); (b) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and (c) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term or the Extension Term, as the case may be, broom clean, in good order and repair, free of the Excluded Personal Property and any additional items of Tenant's personal property (together with the Excluded Personal Property, the "TENANT'S PERSONAL PROPERTY"), all of which Tenant shall remove prior to such surrender and delivery, and in as good order and condition as of the Commencement Date.

       1.07 DELIVERIES AT COMMENCEMENT. On the Date of Possession, Tenant shall deliver to Landlord:

              (a) A binding insurance certificate stating that Landlord is an additional named insured under the Tenant's insurance policy;

              (b) A consent or resolutions of the Tenant authorizing Tenant to enter into this Lease.

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                                    II. RENT

       2.01 BASE ANNUAL RENT. Tenant shall pay Landlord annual base rent (the "BASE ANNUAL RENT") during the Term or the Extension Term, paid to Landlord in twelve (12) equal monthly installments, which Base Annual Rent for the initial Lease Year shall be as set forth on SCHEDULE 2.01 attached hereto. For purposes of this Lease, the term "LEASE YEAR" shall mean the period of June 1 through May 31.

       2.02 ADDITIONAL RENT. In addition to the Base Annual Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions (as defined in SECTION 3.02 hereto), and, except as otherwise specifically excluded herein, all cost and expenses related to the ownership and operation of the Leased Property, including association fees, and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively, the "ADDITIONAL RENT"; the Base Annual Rent and Additional Rent are sometimes hereinafter referred to as "RENT"). Tenant's obligation to pay Additional Rent shall begin on the Commencement Date.

       2.03   BASE ANNUAL RENT ADJUSTMENT.

              (a) The Base Annual Rent shall be adjusted upward during the Term beginning June 1, 2000, and each Lease Year thereafter, and each year during the Extension Terms (the "BASE ANNUAL RENT ADJUSTMENT") as follows:

                     (i) The base for computing the adjustment is the CPI which is in effect on the first day of the Lease Year immediately prior to the applicable Lease Year (the "BEGINNING INDEX"). The CPI which is in effect on the last day of the Lease Year immediately prior to the applicable Lease Year (the "ADJUSTMENT INDEX") is to be used in determining the amount of the adjustment. If the Adjustment Index has increased over the Beginning Index, the Base Annual Rent for the following year (until the next Base Annual Rent Adjustment) shall be set by multiplying the Base Annual Rent by a fraction, the numerator of which is the Adjustment Index and the denominator of which is the Beginning Index.

                     (ii) In no case shall the Base Annual Rent be less than the Base Annual rent in effect immediately prior to the adjustment date then occurring.

                     (iii) In no case shall the CPI increase be greater than six percent (6%) or less than three percent (3%) for any Base Annual Rent Adjustment.

                     (iv) On adjustment of the Base Annual Rent as provided in this Lease, the parties shall immediately execute an amendment to this Lease stating the new Base Annual Rent; however, failure to execute an amendment shall in no way affect the adjustment of the Base Annual Rent.

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              (b)    As used herein, "CPI" shall mean the Consumer Price
Index published by the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (base years 1982-1984=100), for San Diego MSA. If at any time during the Term or the Extension Term, as the case may be, the CPI shall be discontinued, Landlord shall select a substitute index, being an existing official index published by the Bureau of Labor Statistics or its successor or another, similar governmental agency, which index is most nearly equivalent to the CPI.

       2.04 PLACE OF PAYMENT OF RENT; DIRECT PAYMENT OF ADDITIONAL RENT. Tenant shall pay the Base Annual Rent without notice, demand, set-off or counterclaim in advance, in lawful money of the United States of America and payable in consecutive monthly installments commencing on the Commencement Date and thereafter on the first day of each month during the Term and any Extension Terms. Unless Landlord shall direct otherwise, Tenant shall make all payments of Base Annual Rent to Landlord at the address set forth in
SECTION 17.01. Tenant shall pay the Impositions to Lease as set forth in
SECTION 3.04. At the direction of the Landlord, Tenant shall make payments of Additional Rent directly to the person or persons to whom such amount is owing at or before the time and times when such payments are due, and Tenant shall give to Landlord such evidence of such direct payments as Landlord shall reasonably request. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease or by statute or otherwise in the case of nonpayment of the Rent for the Leased Property.

       2.05 NET LEASE. This Lease shall be deemed and construed to be "triple net lease" (i.e. that Tenant shall pay all costs and expenses related to the ownership and operation of the Leased Property, thereby leaving all Rent as a net return to Landlord). Tenant shall pay all Rent, Impositions, and other charges and expenses in connection with the Leased Property throughout the Term and any Extension Term, without abatement, deduction or set-off.

       2.06 NO TERMINATION, ABATEMENT, ETC. Except as otherwise specifically provided herein, Tenant shall remain bound by this Lease in accordance with its terms. Except as otherwise specifically provided herein, Tenant shall not, without the prior written consent of Landlord, modify, surrender or terminate this Lease nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent or set-off against the Rent for any reason whatsoever. Except as specifically provided herein, the obligations of Landlord and Tenant shall not be affected by reason of (a) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (b) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (c) Tenant's bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding's effect on Landlord or any assignee or transferee of Landlord; (d) any damage to, or destruction of, the

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Leased Property or any portion thereof for whatever cause, or any taking of the Leased Property or any portion thereof; or (e) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided herein, and to the maximum extent permitted by law, Tenant hereby specifically waives all rights, including but not limited to, any rights under any statute relating to rights of tenants in the jurisdiction where the Leased Property is located, which may now be conferred upon it by law, relating to: (aa) the modification, surrender or termination of this Lease, or the quitting or surrender of the Leased Property or any portion thereof; (bb) any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder; (cc) any rights of redemption; and (dd) any right to demand or notice of termination or eviction. The obligations of Landlord and Tenant hereunder shall be separate and the Rent and all other sums shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

       2.07 LATE CHARGE. Tenant's payment of Rent that is made more than five (5) business days after the due date shall be subject to a late charge of six percent (6%) of the amount of such overdue payment.

       2.08 INTEREST. Any Rent or other amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of fifteen percent (15%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, PROVIDED THAT interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

       2.09 SECURITY DEPOSIT . Tenant shall deposit with Landlord on the date of this Lease security (the "SECURITY DEPOSIT") for the performance of all of its obligations under this Lease, in the form of (a) a letter of credit in the face amount of Two Hundred Seventy-Five Thousand Dollars ($275,000) (the "LETTER OF CREDIT") or cash or a cashiers check in the amount of Two Hundred Seventy-Five Thousand Dollars ($275,000) (the "CASH REPLACEMENT"); and (b) cash or a cashiers check in the amount of Twenty-Five Thousand One Hundred Thirty-Seven Dollars ($25,137). In the event that Tenant initially deposits with Landlord the Cash Replacement rather than the Letter of Credit, Tenant, at its sole election, so long as no Event of Default has occurred and is continuing or there is no other default which, with the giving of notice or the passage of time would become an Event of Default, may provide Landlord with a letter of credit in the face amount of Two Hundred Seventy-Five Thousand Dollars ($275,000) in lieu of the Cash Replacement (also a "LETTER OF CREDIT"). Upon receipt of such Letter of Credit, and so long as no Event of Default has occurred and is continuing or there is no other default which, with the giving of notice or the passage of time would become an Event of Default, Landlord shall return the Cash Replacement to Tenant and such Letter of Credit shall constitute a "Security Deposit" under this Lease. In the event that

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Tenant initially deposits with Landlord the Letter of Credit rather than the
Cash Replacement, Tenant, at its sole election, so long as no Event of Default has occurred and is continuing or there is no other default which, with the giving of notice or the passage of time would become an Event of Default, may provide Landlord with cash or a cashiers check in the face amount of the Letter of Credit in lieu of the Letter of Credit (the "L/C CASH REPLACEMENT") at any time prior to a draw by Landlord under the Letter of Credit. Upon receipt of the L/C Cash Replacement, and so long as no Event of Default has occurred and is continuing or other default which, with the giving of notice or the passage of time would become an Event of Default, Landlord shall return the Letter of Credit to Tenant and such L/C Cash Replacement shall constitute a portion of the "Security Deposit" under this Lease. If Tenant elects to deposit the Letter of Credit at any time hereunder, such Letter of Credit shall (i) be in form set forth in SCHEDULE
2.09 attached hereto or otherwise in form and substance satisfactory to Landlord, (ii) name Landlord as beneficiary, and (iii) be drawable on a Permitted Issuer (as hereinafter defined). As used herein, "PERMITTED ISSUER" means a financial institution which (a) is a national association or bank chartered by the United States or in one of the states of the United States, in either case, the accounts of which are FDIC insured, or a foreign bank incorporated in any jurisdiction governed by the Organization for Economic Cooperation and Development, (b) has a minimum capital and surplus of $500 million, and (c) maintain at all times until the L/C Termination Date a branch office in California at which Landlord may draw on the Letter of Credit (and if at any time such Permitted Issuer fails to meet these conditions, Tenant shall within ten (10) days thereafter deliver to Landlord a substitute Letter of Credit meeting the requirements of this Section 2.09 issued by a Permitted Issuer).

       If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof or the L/C Cash Replacement at least ten (10) days before the stated expiration date (except the L/C Termination Date (as hereinafter defined)) of the current Letter of Credit, Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit, subject to the provisions of this Section 2.09.

       Landlord may, at its option, apply all or part of the Security Deposit, including, without limitation, any draw upon the Letter of Credit, to any unpaid Rent or other charges due from Tenant, cure any other defaults of Tenant, or compensate Landlord for any loss or damage which Landlord may suffer due to Tenant's default. In the event that an Event of Default shall have occurred and be continuing, Landlord shall be entitled to draw upon the Letter of Credit (or use the proceeds of the Letter of Credit if they are then held by Landlord as a result of Tenant's failure to renew the Letter of Credit before the stated expiration date as provided herein) and apply such amount towards curing the Event of Default. As a requirement for such draw on the Letter of Credit Landlord shall only be obligated to deliver the Letter of Credit to the Permitted Issuer.

       Except as expressly provided in this Section 2.09, the Letter of Credit, Cash Replacement or L/C Cash Replacement, as applicable, shall remain outstanding in accordance

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with the terms of this Section 2.09 through the date which is thirty (30)
days after the last day of the fourth Lease Year provided that no Event of Default or other default which, with the giving of notice or the passage of time would become an Event of Default, has occurred and is continuing (the "L/C TERMINATION DATE"). On the L/C Termination Date, provided that no Event of Default other default which, with the giving of notice or the passage of time would become an Event of Default, has occurred and is continuing, Landlord shall return to Tenant the Letter of Credit, Cash Replacement or L/C Cash Replacement, as applicable. The remainder of the Security Deposit shall remain outstanding throughout the Term.

       Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord set forth in California Civil Code Section 1950.7. All claims of Tenant to the Security Deposit shall be prior to the claim of any creditor of Landlord, except a trustee in bankruptcy. To the extent any portion of the Security Deposit is used, Tenant shall within five
(5) days after demand from Landlord reinstate the Security Deposit to its full amount (whether by delivery of a new Letter of Credit (in the amount so used) meeting the requirements of this Section 2.09, by amending the Letter of Credit then held by Landlord to increase the face amount by the amount so used or by the deposit of L/C Cash Replacement in the amount so used). Nothing contained in this Section 2.09 shall waive or impair any of Landlord's rights or remedies in the event of an Event of Default by Tenant or modify any party's obligation of good faith and fair dealing under applicable law. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any Event of Default under this Lease.

       If Landlord transfers its interest in the Leased Property or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

       No interest shall be paid on the Security Deposit, no trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of Landlord. If Tenant shall perform all of its obligations under this Lease (or Landlord shall use any portion of the Security Deposit to cure any Event of Default by Tenant) and return the Leased Property (including, without limitation, all personal property required to remain in the Leased Property) to Landlord at the end of the Term in accordance with the terms of this Lease, Landlord shall return any unused Security Deposit within two (2) weeks after Termination Date so long as no Event of Default shall have occurred and be continuing.

                         III. IMPOSITIONS AND UTILITIES

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       3.01   PAYMENT OF IMPOSITIONS.  Landlord and Tenant intend that
Landlord shall bear none of the costs of the ownership and operation of the Leased Property except for payment of the federal, state or local income taxes, and that Tenant shall pay all costs in every respect of the ownership and operation of the Leased Property except for Landlord's payment of federal, state or local income taxes. By way of example, and in no means by way of limitation, Tenant shall pay as follows: subject to the adjustments set forth herein, Tenant shall pay, in the manner set forth in SECTION 3.04, as Additional Rent, to the Landlord an amount equal to the amount necessary to pay all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of the Leased Property, before the same becomes delinquent. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof or delinquent. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities; PROVIDED, HOWEVER, that Tenant shall provide to Landlord copies of all mailings of such tax returns or reports in respect of any real or personal property owned by Landlord. Tenant shall be entitled to any refund due in respect of such Impositions from any Taxing authority if no Event of Default shall have occurred and be continuing. Any refunds in respect of such Impositions retained by Landlord due to an Event of Default shall be applied as provided in SECTION 9.08. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required tax returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Landlord and Tenant shall file all personal property tax returns with respect to their respective owned personal property. Landlord, to the extent it possesses the same, and Tenant to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing such returns or reports for any property so classified as personal property. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments. Landlord, at Tenant's expense, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall provide Landlord copies of all materials filed or presented in connection with any such proceeding. Impositions imposed with respect to the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant. Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any tax based on net income), hereafter levied, assessed, or imposed by any governmental authority, upon or measured by Rent or other consideration required to be paid by Tenant under this Lease.

       3.02   DEFINITION OF IMPOSITIONS.

              The term "IMPOSITIONS" means, collectively: (i) taxes (including without limitation, all real estate and personal property ad valorem (whether assessed as part of the real

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estate or separately assessed as unsecured personal property), sales and use, business or occupation, single business, gross receipts, transaction, privilege, rent or similar taxes, but not including income or franchise or excise taxes payable with respect to Landlord's receipt of Rent); (ii) assessments, whether in the nature of a special assessment or otherwise (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the Commencement
Date and whether or not to be completed within the Term or any Extension
Term, as the case may be), including, without limitation, assessments under the CC&Rs (as hereinafter defined); (iii) ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit inspection, authorization and similar fees); (iv) to the extent they may become a lien on the Leased Property, all taxes imposed on Tenant's operations of the Leased Property (including, without limitation, employee withholding taxes, income taxes and intangible taxes); and (v) all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof (including without limitation, any increase in real property taxes resulting from the transfer of ownership of the Leased Property), the Business conducted by Tenant thereon, and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term or any Extension Term, as the case may be, may be assessed or imposed on, in respect of or a lien upon (aa) Landlord or Landlord's interest in the Leased Property or any part thereof; (bb) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (cc) any occupancy, operation, use or possession of, or activity conducted on, or in connection with the Leased Property or the leasing of the Leased Property or any part thereof. If any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to this SECTION 3.02 and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge is levied, assessed or imposed expressly in lieu thereof, Tenant shall then pay such tax, levy or charge.

       3.03 UTILITIES. Tenant shall contract for, in its own name, and will pay, as Additional Rent all taxes, assessments, charges/deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, trash collection, and all other utilities which may be charged against the occupant of the Improvements during the Term.

       3.04 ESCROW OF IMPOSITIONS. Unless waived by written notice from Landlord to Tenant, or as otherwise instructed by Landlord, Tenant shall thereafter deposit with Landlord on the first day of each month during the Term and any Extension Term, as the case may be, a sum equal to one-twelfth (1/12) of the Impositions assessed against the Leased Property which sums shall be used by Landlord toward payment of such Impositions. If, at the end of any applicable tax year, any such funds held by Landlord are insufficient to make full payment of taxes or other Impositions for which such funds are held, Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge in full the obligations of Tenant pursuant to the provisions of this Section. If, however, at the end of any applicable tax year, such funds held by

Landlord are in excess of the total payment required to satisfy taxes or other Impositions for which such funds are held, and so long as no Event of Default has occurred and is continuing, Landlord shall apply such excess amounts to a tax and Imposition escrow fund for the next tax year. If any such excess exists following the expiration or earlier termination of this Lease, and so long as no Event of Default has occurred, subject to SECTION
9.08 below, Landlord shall promptly refund such excess amounts to Tenant.
The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord servicing if at all, only as a conduit for delivery purposes.

       3.05 DISCONTINUANCE OF UTILITIES. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities at the Leased Property nor will such discontinuance in any way be construed as an eviction of Tenant from the Leased Property, cause an abatement of Rent as to the Leased Property or operate to release Tenant from any of Tenant's obligations under this Lease, unless to the extent such damages or injury are caused by the willful misconduct of Landlord.

       3.06 LIENS. Subject to SECTION 17.18 relating to contests, Tenant shall not directly or indirectly create or allow to remain, and will promptly discharge at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of any Rent provided under this Lease, not including, however: (a) this Lease; (b) such encumbrances as are subsequently consented to in writing by Landlord in advance, but excluding liens in respect of Impositions required to be paid under SECTION 3.01; (c) liens for Impositions, so long as (i) the same are not yet payable or are payable without the addition of any fine or penalty or imposition of any Lien upon the Leased Property, or (ii) such liens are being contested as permitted under SECTION 17.18; and other encumbrances, easements, rights of way or liens, (A) provided the same do not adversely affect the intended use of the Leased Property (including the Improvements) and do not create a material adverse effect on the value of the Leased Property, (B) do not create a lien upon the Leased Property, or (C) which result solely from the action or inaction of Landlord.

       3.07 IMPOSITIONS STATEMENTS. Except with respect to Impositions subject to escrow as set forth in SECTION 3.04, and, to the extent it has not already done so, Tenant shall immediately after the Commencement Date notify the appropriate taxing authorities, utility providers, and other entities that would send invoices for Impositions that all tax statements, assessments and bills for Impositions shall be delivered directly to Tenant for payment, Tenant shall deliver to Landlord copies of all statements of taxes, special assessments or other Impositions within ten (10) days of Tenant's receipt thereof.

                                 IV. INSURANCE

       4.01 INSURANCE. Tenant shall, at Tenant's expense, keep the Excluded Personal Property, Improvements, Fixtures and other components of the Leased Property insured against the following risks:

              (a) loss or damage by fire with extended coverage (including windstorm and subsidence), vandalism and malicious mischief, sprinkler leakage and all other physical loss perils commonly covered by "All Risk" insurance in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined). Such policy shall include an agreed amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building laws, demolition costs and increased cost of construction;

              (b) loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord;

              (c) business interruption insurance, providing in the event of damage or destruction of the Leased Property an amount sufficient to sustain Tenant for a period of not less than one (1) year for: (i) the net profit that would have been realized had Tenant's business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen, and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums, and depreciation.

              (d) workers' compensation insurance as required by statute in respect of any work or other operations on or about the Leased Property;

              (e) comprehensive general liability insurance for bodily injury, property damage (including loss of use of property) and personal injury at the Leased Property in amounts equal to Five Million Dollars ($5,000,000) for each occurrence; the liability insurance obtained by Tenant under this
                     SECTION 4.01 shall (i) be primary and (ii) insure Tenant's obligations to Landlord under SECTION 5.01. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Leased Property. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant;

              (f) commercial comprehensive catastrophic liability insurance with limits of liability of not less than Five Million Dollars ($5,000,000);

              (g) during the period when any addition, alteration, construction, installation or demolition is being made or performed to any part of the Leased Property, contingent liability, public liability, completed value, builder's risk (non-reporting form), workers' compensation and other insurance as is deemed prudent by Landlord;

              (h) automobile liability insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Leased Property, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property.


       4.02 INSURANCE LIMITS. Deductible provisions for the insurance required under SECTION 4.01(A) shall not exceed Five Thousand Dollars ($5,000) per occurrence and Twenty Thousand Dollars ($20,000) aggregate per occurrence; under clause (e), Five Thousand Dollars ($5,000) per occurrence; under clause (f), Five Thousand Dollars ($5,000) per occurrence.

       4.03   INSURANCE REQUIREMENTS.

              (a) Tenant shall be the "named insured" and Landlord, Cabot Industrial Trust and any mortgagee of Landlord shall be an "additional named insureds" on each policy.

              (b) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty
                     (30) days' written notice prior to any cancellation or modification of such coverage.

              (c) Prior to the earlier of Tenant's entry into the Leased Property or the Commencement Date, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by

                     Section 4.01 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time.
                     If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

              (d) Tenant shall maintain all insurance required under this Lease with companies having a "General Policy Rating" of A-;X or better, as set forth in the most current issue of the Best Key Rating Guide. Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, or against the officers, partners, employees, agents, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

              (e) Landlord shall have the right to review the insurance coverages required hereunder with Tenant from time to time, to obtain the input of third party professional insurance advisers (at Landlord's expense) with respect to such insurance coverages, to consult with Tenant in Tenant's annual review and renewal of such insurance coverages and to require periodic increases in coverage amounts based upon inflation, increased liability awards, recommendations of Landlord's professional insurance advisors and other relevant factors. All insurance coverages hereunder shall be in such form, substance and amounts as are customary or standard in Tenant's industry, but at a minimum shall comply with the requirements set forth herein.

       4.04 LANDLORD'S PROPERTY AND RENTAL INCOME INSURANCE. During the Term, Landlord shall maintain in effect all risk insurance covering loss of or damage to the Leased Property in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time. Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant. During the Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes, operating expenses, and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this
Section 4 Seven, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall not do or permit anything to be done which shall invalidate any such insurance. Any increase in the cost of Landlord's insurance due to Tenant's use or activities at the Leased Property shall be paid by Tenant to Landlord as Additional Rent hereunder.

       4.05 PAYMENT OF INSURANCE PREMIUMS. Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 4.04 and 4.01 (if applicable), and, Tenant shall reimburse Landlord for such premiums. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 4.01.

       4.06 REPLACEMENT COST. The term "FULL REPLACEMENT COST" means the actual replacement cost of the Improvements from time to time including increased cost of construction, with no reductions or deductions. Tenant shall, not later than thirty (30) days after the anniversary of each policy of insurance, increase the amount of the replacement cost endorsement for the Improvements to the extent necessary to reflect increased costs of construction. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement cost redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

       4.07 BLANKET POLICY. Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease and Landlord approves the form of the policy.

       4.08 NO SEPARATE INSURANCE. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance required pursuant to this Article. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies. The term "mortgages" as used in this Lease includes, but is not limited to, deeds of trust and the term "mortgagee" includes, but is not limited to, beneficiaries under a deed of trust.

       4.09 WAIVER OF SUBROGATION. Landlord and Tenant hereby each waives any and every claim which arises or may arise in its favor and against the other party during the Term or any Extension Term or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable in full under such policies. This mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as this waiver will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant agree immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of this waiver, so long as such endorsement is available at a reasonable cost.

       4.10 MORTGAGES. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: (a) Tenant shall obtain a standard form of mortgage clause insuring the interest of the mortgagee; (b) Tenant shall deliver evidence of insurance to such mortgagee; (c) loss adjustment shall require the consent of the mortgagee but such consent shall not be unreasonably withheld and may not include any requirement that the funds be paid to mortgagee in lieu of reconstruction as long as no Event of Default has occurred and is continuing and the Lease is in full force and effect; and (d) Tenant shall obtain such other coverages and provide such other information and documents as may be reasonably required by the mortgagee.

       4.11 OTHER INSURANCE REQUIREMENTS. Notwithstanding anything in this Lease to the contrary and not by way of limitation, in addition to the types and amounts of insurance required to be carried by Tenant herein, Tenant covenants to insure and continue in effect such types and amounts of insurance as Tenant shall be required to carry pursuant to any contract, agreement, instrument, statute, law, rule or regulation relating to the use of the Leased Property and the operations of the Business or other activities thereon.

                      V. INDEMNITY; SUBSTANCES OF CONCERN

       5.01 TENANT'S INDEMNIFICATION. Subject to SECTION 4.07, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its officers, directors, shareholders, agents, employees, successors and assigns, from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in
SECTION 9.06) (the "CLAIMS") incurred in connection with or arising from: (a) the use, condition, operation or occupancy of the Leased Property; (b) any activity, work, or thing done, or permitted or suffered by Tenant in, on or about the Leased Property; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (d) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, representation, warranty, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind;
(e) any injury or damage to the person, property or Business of Tenant its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; (f) any accident, injury to or death of persons or loss or damage to any of property occurring on or about the Leased Property; (g) any Environmental Law or any pollution or other threat to human health or the environment at, arising out of or relating to the Leased Property as set forth in SECTION 5.05, and (h) any brokers' or agents' fees and commissions. If any action or proceeding is brought against Landlord, its officers, directors, shareholders, employees or agents by reason of any Claim, Tenant, upon notice from Landlord, will defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord. In the event Landlord reasonably determines that its interests and the interests of Tenant in any such action or proceeding are not substantially the same and that Tenant's counsel cannot adequately represent the interests of Landlord therein, Landlord shall have the right to hire separate counsel in any such action or proceeding and the reasonable costs thereof shall be paid for by Tenant. Tenant's indemnification obligations with respect to a Claim shall survive the expiration or earlier termination of this Lease.

       5.02   SUBSTANCES OF CONCERN.

              (a)    For purposes of this Section 5:

                     (i) "SUBSTANCES OF CONCERN" means, without limitation, chemicals, pollutants, contaminants, wastes, toxic substances, radioactive materials or genetically modified organisms, which are, have been or become regulated by any federal, state or local government authority including, without limitation, (1) petroleum or any fraction thereof, (2) asbestos, (3) any substance or material defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601), or (4) any substance or material defined as a "hazardous chemical" pursuant to the federal Hazard Communication Standard (29 C.F.R. Section 1910.1200).

                     (ii) "ENVIRONMENTAL LAWS" means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), including, without limitation, (1) laws and regulations relating to emissions, discharges, releases, or threatened releases of Substances of Concern, and (2) common law principles of tort liability.

              (b) Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm the Leased Property or any part thereof; commit any nuisance, permit the emission of any Substances of Concern; allow the release or other escape of any biologically or chemically active substances or materials or other Substances of Concern so as to impregnate, impair or in any manner affect, even temporarily, any element or part of the Leased Property or neighboring property; or allow the storage or use of such substances or materials in any manner not sanctioned by law and by reasonable standards prevailing in the industry of the Business for the storage and use of such substances or materials; nor shall Tenant permit the occurrence of objectionable noise or odors, or make, allow or suffer any waste whatsoever to the Leased Property. Landlord may inspect the Leased Property from time to time, and Tenant will cooperate with such inspections.

              (c) Notwithstanding the foregoing, Tenant anticipates using, storing and disposing of certain Substances of Concern normally used in connection with the operation of the Business. Tenant shall ascertain and comply fully with all applicable Environmental Laws and environmental standards and requirements set by federal, state or local laws, rules, regulations or governmental directives related to the Leased Property or Tenant's use or occupancy of the Leased Property ("ENVIRONMENTAL STANDARDS"), including but not limited to any laws or standards (a) regulating the use, storage, generation or disposal of Substances of Concern; (b) regulating the monitoring or use of any underground or aboveground storage tanks at the Leased Property; or (c) establishing any permitting, notification or reporting requirements. As promptly as practicable after the Commencement Date (but in no event later than 120 days thereafter), Tenant shall establish and implement a proof of compliance with all applicable Environmental Laws and Environmental Standards ("ENVIRONMENTAL COMPLIANCE PROGRAM"). Tenant shall update such Environmental Compliance Program every three (3) years during the Term and any Extension Term. Tenant shall submit its Environmental Compliance Program and each update thereto to Landlord; PROVIDED, HOWEVER, such submittal shall not relieve Tenant of its obligations pursuant to this
Section 5. Tenant's Environmental Compliance Program shall include a program for monitoring Tenant's compliance with Environmental Laws and Environmental Standards and a plan for correcting immediately any incident of noncompliance. Tenant shall comply with its Environmental Compliance Program.

              (d) In the event of any noncompliance with any Environmental Laws or Environmental Standards or any spill, release or discharge of Substances of Concern in a reportable quantity under federal, state or local law, Tenant shall:

                     (i) give Landlord immediate notice of the incident by telephone or facsimile, providing as much detail as possible;

                     (ii)   as soon as possible, but no later than seventy-two
                            (72) hours, after discovery of an incident of noncompliance, submit a written report to Landlord, identifying the source or case of the noncompliance or spill, release or discharge (including the names and quantities of any Substances of Concern involved) and the method or action required to correct the problem; and.

                     (iii) cooperate with Landlord or its designated agents or contractors with respect to the investigation and correction of such problem.

       Tenant shall also be solely responsible for providing any notice to any federal, state or local governmental authority required by applicable laws and regulations as a result of such incident.

       5.03 AUDITS. Landlord shall have the right to conduct, at its expense, periodic audits of Tenant's compliance with the Environmental Compliance Program and management of Substances of Concern at the Leased Property and/or periodic tests of air, soil, surface water or groundwater at or near the Leased Property. Landlord shall not be obligated to provide Tenant with the results of any audit or tests unless such results are the basis for a claim by Landlord that Tenant has breached its obligations under this Lease or a demand by Landlord that Tenant modify its Environmental Compliance Program or operations or remediate or remove a spill, release or discharge of Substances of Concern in accordance with SECTION 5.06 below. Tenant agrees promptly to modify its Environmental Compliance Program or the conduct of its operations in accordance with Landlord's reasonable recommendations directed at improvement of Tenant's handling, use and disposal of Substances of Concern in, on or from the Leased Property. If, as a result of an environmental audit performed by Landlord with respect to the Leased Property, Landlord reasonably determines in its judgment that alterations or improvements of equipment or buildings located on the Leased Property are necessary, Tenant shall perform such alterations or improvements as are reasonable under the circumstances and pay all costs and expenses related thereto. If Tenant shall fail to pay any such costs or expenses, Tenant shall deposit with Landlord the full amount necessary to pay such costs within ten (10) days of Landlord's demand. Nothing contained herein shall be construed to obligate or require Landlord to perform any audits, tests, inquiry or investigation. Should Landlord elect or be required to disclose to Tenant the results of any audit or tests, Landlord shall not be liable in any way for the truth or accuracy of such information.

       5.04 LANDLORD'S OPTION RE: COMPLIANCE. If Tenant, after notice from Landlord, fails to comply with or perform any of its obligations pursuant to this ARTICLE 5, including, but not limited to, obligations to clean up spills, releases or discharges, Landlord may, but shall not be obligated to, perform such obligations and Tenant shall pay Landlord within ten (10) days of demand Landlord's costs therefor, including any overhead and administrative costs.

       5.05 ENVIRONMENTAL INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord, its officers, directors, shareholders, employees, agents, successors and assigns, from and against all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in SECTION 9.06) imposed upon or asserted against Tenant, Landlord or the Leased Property on account of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) relating to the Leased Property, including (a) response costs and costs of removal and remedial action incurred by the any governmental unit to any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law; (b) costs and expenses of abatement, investigation, removal, remediation, correction or cleanup, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law; (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; (d) liability by reason of a breach of an environmental representation or warranty by Tenant; and (e) failure of Tenant to complete in a timely manner alterations or improvements of equipment or buildings located on the Leased Property deemed necessary or advisable by Landlord pursuant to SECTION 5.03 in a manner acceptable to Landlord.

       5.06 TENANT'S CLEANUP OBLIGATION. If any spill, release or discharge of Substances of Concern occurs on, at or from the Leased Property during the Term or any Extension Term, Tenant shall promptly take all actions, at its sole expense, as are necessary to remove or remediate such spill, release or discharge and to return the Leased Property to the condition existing prior to the introduction of any such Substances of Concern to the Leased Property, provided that Landlord's written approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse effect on the Leased Property.

       5.07 SURVIVAL OF TENANT'S OBLIGATIONS. Tenant's obligations under this Section 5 shall survive the expiration or earlier termination of this Lease. During any period of time after the termination of this Lease that Tenant is completing the removal from the Leased Property of any Substances of Concern for which Tenant is responsible, Tenant shall continue to pay the full amount of rent due under this Lease if the Leased Property is not rentable for uses contemplated under this Lease, which Rent shall be prorated daily for the final month of such period of time.

                 VI. USE AND ACCEPTANCE OF THE LEASED PROPERTY

       6.01 USE OF LEASED PROPERTY. For so long as this Lease is in effect, Tenant shall use and occupy the Leased Property exclusively for the purpose of conducting the Business, and for no other purpose without the prior written consent of Landlord. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property for such purposes. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency.

       6.02 ACCEPTANCE OF LEASED PROPERTY. Except as otherwise specifically provided in this Lease, Tenant acknowledges (i) Tenant has been in occupancy of the Leased Property prior to the Commencement Date; (ii) Tenant has found the Leased Property fit for Tenant's use; (iii) delivery of the Leased Property to Tenant is in an "as-is" condition; (iv) Landlord is not obligated to make any improvements or repairs to the Leased Property; and
(v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION OR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

       6.03 CONDITIONS OF USE. Tenant agrees that during the Term and any Extension Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the local board of health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof. In addition, at any time and from time to time upon not less than fifteen (15) days prior written notice, Tenant shall permit Landlord's mortgagee or lender and their authorized representatives, to inspect the Leased Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Business.

       6.04 FINANCIAL STATEMENTS AND OTHER INFORMATION. Tenant shall provide Landlord and any mortgagee or lender regularly (or more often as may be reasonably requested by Landlord in writing), the following financial information: (a) within forty-five (45) days after each fiscal quarter during the Term or any Extension Term (except the fourth quarter), Tenant-prepared financial statements prepared in accordance with generally accepted accounting principles consistently applied; and (b) as to the Leased Property and itself, Tenant shall use its best efforts to provide Landlord within ninety (90) days after the end of each fiscal year of Tenant during the Term or any Extension Term and in no event later than one hundred and twenty (120) days after the end of each fiscal year of Tenant during the Term or any Extension Term, financial statements, audited, reviewed or compiled by a certified public accountant (the "ANNUAL FINANCIAL STATEMENTS"). Tenant shall also deliver to Landlord such additional financial information as Landlord may reasonably request, provided the same is of a type normally maintained by Tenant or can be obtained without undue cost or burden on Tenant's personnel and does not constitute information which Tenant reasonably determines to be proprietary or confidential.

            VII. REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS

       7.01 MAINTENANCE. Tenant shall maintain the Leased Property in good order, repair and appearance, and repair the Leased Property, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains. Tenant shall pay as Additional Rent the full cost of such maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt and rubbish. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of Landlord as to the maintenance and repair of the Leased Property.

       7.02 COMPLIANCE WITH LAWS. Tenant shall comply with all conditions, covenants and restrictions affecting the Project, insurance requirements, laws, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition or occupancy of the Leased Property, whether now or hereafter enacted and in force, including, without limitation: (a) licensure requirements for operation of the Business; (b) requirements of any board of casualty insurance underwriters or insurance service office for any other similar body having jurisdiction over the Leased Property; (c) all zoning and building codes; (d) Environmental Laws; (e) those certain covenants, conditions and restrictions recorded on September 12, 1986 as File/Page No. 86-401456 of the Official Records of San Diego County, California (the "Official Records") (as amended from time to time, the "CC&Rs"); and (f) that certain agreement dated December 21, 1990, by and between Carlsbad Airport Centre, a California limited partnership and Jack D. McCormick, Trustee of the McCormick Family Trust and The City of Carlsbad, recorded on January 16, 1991 as File/Page no. 1991-0021341 in the Official Records. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including without limitation, copies of any applicable licenses, certificates of occupancy and building permits. Tenant shall promptly provide Landlord with copies of any notice from any governmental authority alleging any non-compliance by Tenant or the Leased Property with any of the foregoing requirements and such evidence as Landlord may reasonably require of Tenant's remediation thereof. Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its officers, directors, shareholders, agents and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in SECTION 9.06) resulting from any failure by Tenant to comply with any laws, ordinances, rules, regulations and other governmental requirements.

       7.03 CHANGES TO THE LEASED PROPERTY. Subject to Landlord's approval as set forth in SECTION 8.01, Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue to satisfy any licensure requirements related to the operation of the Business, whether such changes are required by Tenant's continued use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. Tenant shall provide thirty (30) days prior written notice to Landlord of any changes to the Leased Property pursuant to this SECTION 7.03 which involve changes to the structural integrity thereof or materially affect the operational capabilities thereof. All such additions, changes, improvements or alterations shall be deemed to be a Tenant Improvement and shall comply with all laws relating to such alterations and with the provisions of SECTION 8.01.

       7.04 MECHANIC'S LIENS. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanics' liens or other liens against the Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall immediately remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Leased Property. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

       7.05 REPLACEMENT OF FIXTURES. Tenant shall not remove Fixtures from the Leased Property except to replace such Fixtures with other items used for similar or analogous purposes, which replacement items are of equal or greater quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant, and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Fixtures and replacements therefor. Tenant may not finance replacements by security agreement or equipment lease unless: (a) Landlord has consented to the terms and conditions of the equipment lease or security agreement; (b) the equipment lessor or lender has entered into a non-disturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation (i) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default by Tenant hereunder; (ii) the equipment lessor or lender shall promptly notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and (iii) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or non-disturbance agreement; (c) the equipment lessor or lender shall subordinate its security interest to the security interest of any of Landlord's lessors, mortgagees or lenders, whether now created or hereafter existing; and (d) Tenant shall, within ten (10) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and non-disturbance agreement, including without limitation, reasonable attorneys' fees and costs.

       7.06 ENCROACHMENT RESTRICTIONS. If any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Property, other than one which is created or consented to by Landlord without Tenant's consent, or shall impair the rights of others under an easement or right-of-way to which the Leased Property is subject, other than one which is created or consented to by Landlord without Tenant's consent, then promptly upon the request of Landlord or at the request of any person affected by any such encroachment, violation or impairment, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment whether the same shall affect Landlord or Tenant, or
(b) subject to Landlord's approval as set forth in SECTION 8.01, make such changes in the Improvements and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of improvements. Any such alteration shall be made in conformity with the requirements of ARTICLE VIII.

 VIII. ALTERATIONS AND SIGNS: TENANT'S PROPERTY: CAPITAL ADDITIONS TO THE LEASED PROPERTY

       8.01 TENANT'S RIGHT TO CONSTRUCT. During the Term of this Lease or any Extension Term, so long as no Event of Default shall have occurred and be continuing, Tenant may make Capital Additions (as defined herein), or other alterations, additions, changes and/or improvements to the Leased Property as deemed necessary or useful to operate the Leased Property for the Business (individually, a "TENANT IMPROVEMENT," or collectively, the "TENANT IMPROVEMENTS"). "CAPITAL ADDITIONS" shall mean the construction of one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements, including the construction of a new floor, or the repair, replacement, restoration, remodeling or rebuilding of the Improvements or any portion thereof which are not normal, ordinary or recurring to maintain the Leased Property. Except as otherwise agreed to by Landlord herein or otherwise in writing, any such Tenant Improvement or Capital Addition shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease.

Unless made on an emergency basis to prevent injury to person or property, Tenant must obtain Landlord's prior written approval, such approval not to be unreasonably withheld or delayed, for any Capital Addition, and for any Tenant Improvement which is not a Capital Addition and which (a) has a cost of more than Twenty-Five Thousand Dollars ($25,000) or a cost which, when aggregated with the costs of all such Tenant Improvements on the Leased Property in a given Lease Year, would cause the total costs of all such Tenant Improvements on the Leased Property to exceed One Hundred Thousand Dollars ($100,000); or (b) would, in Landlord's reasonable judgment, impair the value of the Leased Property. Additionally, in connection with any Tenant Improvement, including any Capital Addition, Tenant shall provide Landlord with copies of any plans and specification therefor, Tenant's budget relating thereto, any required governmental permits or approvals, any construction contracts or agreements relating thereto, and any other information relating to such Tenant Improvement as Landlord shall reasonably request. Notwithstanding anything to the contrary contained in this Lease, Landlord may require Tenant to remove any Tenant Improvements or Capital Additions (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Leased Property to its prior condition, all at Tenant's expense. With respect to any Tenant Improvements or Capital Additions that require Landlord's approval, at the time of such approval, Landlord shall specify if Tenant shall not be required to remove the same, and such items shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without damage to the Leased Property. Tenant shall repair, at Tenant's expense, any damage to the Leased Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent.

       8.02   TENANT'S RIGHTS.  Subject to SECTION 8.01 herein and SECTION
7.03 and SECTION 7.06 concerning required alterations, at Tenant's cost and expense, Tenant shall have the right to:

              (a) seek any governmental approvals, including building permits, licenses and conditional use permits that Tenant requires to construct any Tenant Improvement;

              (b) erect upon the Leased Property such Tenant Improvements as Tenant deems desirable;

              (c) make additions, alterations, changes and improvements in any Tenant Improvement so erected; and

              (d) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Leased Property in accordance with the Business; PROVIDED, HOWEVER, Tenant shall not make any Tenant

                     Improvement which would, in Landlord's reasonable judgment, impair the value of the Leased Property without Landlord's prior written consent and provided, further that Tenant shall not be permitted to create a mortgage, lien or any other encumbrance on the Leased Property without Landlord's prior written consent.

       8.03 COOPERATION OF LANDLORD. Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental permits, licenses or approvals sought by Tenant to construct any Tenant Improvement within fifteen (15) business days following the later of (a) the date Landlord receives Tenant's written request, or (b) the date of delivery of any such application or document to Landlord; provided, the taking of such action by Landlord shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), shall not cause Landlord to be in violation of any law, ordinance or regulation, and shall not be deemed a waiver by Landlord of any of its rights or of any of Tenant's obligations, including but not limited to indemnification.

       8.04   COMMENCEMENT OF CONSTRUCTION.  Tenant agrees that:

              (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

              (b) once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently oversee any such construction to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

              (c) Landlord shall have the right at any time and from time to time to post and maintain upon the Leased Property such notices as may be necessary to protect Landlord's interest from mechanic's liens, materialmen's liens or liens of a similar nature;

              (d) Tenant shall not suffer or permit any mechanic's liens or any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Leased Property or any part thereof, and Tenant agrees to indemnify, defend and hold Landlord, its officers, directors, shareholders, agents and employees and the Leased Property free and harmless from all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses

                     (including, without limitation, attorneys' fees, court costs, and the costs set forth in SECTION 9.06) incurred in connection with or arising therefrom;

              (e) all work shall be performed in a satisfactory and workmanlike manner consistent with standards in the industry; and

              (f) subject to SECTION 8.08 in the case of Capital Additions, Tenant shall not secure any construction or other financing for the Tenant Improvements which is secured by the Leased Property without Landlord's prior written consent, and any such financing (i) shall not exceed the cost of the Tenant Improvements, (ii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created with respect to the Leased Property, and (iii) shall be limited solely to Tenant's interest in the Leased Property.

       8.05 RIGHTS OF TENANT IMPROVEMENTS. Notwithstanding anything to the contrary in this Lease, all Tenant Improvements existing on the Leased Property or constructed upon the Leased Property pursuant to SECTION 8.01, any and all subsequent additions thereto and alterations and replacements thereof shall be the sole and absolute property of Tenant during the Term and any Extension Term. Upon the expiration or early termination of this Lease, all such Tenant Improvements located on the Leased Property shall become the property of Landlord, subject to Landlord's right to require their removal by Tenant pursuant to the provisions of Section 8.01. Without limiting the generality of the foregoing, prior to the expiration or earlier termination of this Lease, Tenant shall be entitled to all federal and state income tax benefits associated with all Tenant Improvements located on the Leased Property.

       8.06 PERSONAL PROPERTY. Tenant shall install, place and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Fixtures as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property in the operation of the Business.

       8.07 REQUIREMENTS FOR THE TENANT'S PERSONAL PROPERTY. Tenant shall comply with all of the following requirements in connection with Tenant's Personal Property:

              (a) Tenant's Personal Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules and regulations and all insurance requirements, and be installed free and clear of any mechanic's liens;

              (b) Tenant shall, at Tenant's sole cost and expense, maintain, repair and replace Tenant's Personal Property.

              (c) Tenant shall pay all Impositions and other taxes applicable to Tenant's Personal Property;

              (d) unless an Event of Default has occurred and is continuing, Tenant may remove Tenant's Personal Property from the Leased Property from time to time provided that Tenant promptly repairs any damage to the Leased Property resulting from the removal of Tenant's Personal Property;

              (e) Tenant shall remove all of Tenant's Personal Property upon the termination or expiration of the Lease and shall promptly repair any damage to the Leased Property resulting from the removal thereof to the reasonable satisfaction of Landlord; PROVIDED, HOWEVER, if Tenant fails to remove Tenant's Personal Property from the Leased Property within thirty (30) days after the termination or expiration of this Lease, then Tenant shall be deemed to have abandoned such items of Tenant's Personal Property, all of which shall become the property of Landlord, and Landlord may remove, store and dispose of such property, and Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing and disposing of such items of Tenant's Personal Property and repairing any damage caused by such removal.

              (f) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Personal Property;

              (g) Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

                           IX. DEFAULTS AND REMEDIES

       9.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall be an event of default ("EVENT OF DEFAULT") hereunder:

              (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant hereunder, within three (3) business days after the due date thereof and after written notice thereof and an opportunity to cure within a three (3) business day period after such notice is given to Tenant by Landlord;

              (b)    Tenant shall abandon or vacate the Leased Property;

              (c) Any insurance required to be carried by Tenant hereunder shall have lapsed; Tenant shall fail to observe the covenant in respect to insurance under ARTICLE IV provided Landlord shall have provided notice of such failure to Tenant, and Tenant shall have failed to cure such failure within three (3) business days of such notice;

              (d) Tenant fails to observe and perform any covenant, condition or agreement hereunder to be performed by Tenant (except the covenants in respect of insurance, or the payment of Rent or under Section 2.09) and such failure continues for a period of twenty (20) days after written notice thereof is given to Tenant by Landlord;

              (e) if Tenant or Photomatrix, Inc. ("GUARANTOR"): (i) admits in writing its inability to pay its debts generally as they become due; (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) makes an assignment for the benefit of its creditors; (iv) is unable to pay its debts as they mature; (v) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property; or (vi) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

              (f) if Tenant or Guarantor, on insolvency proceedings or on a petition in bankruptcy filed against it, is adjudicated as bankrupt or a court of competent jurisdiction enters an order or decree appointing, without the consent of Tenant or Guarantor, as the case may be, a receiver of Tenant or Guarantor, as the case may be, of the whole or substantially all of its property, or approving a petition filed against it seeking, reorganization or arrangement of Tenant, or Guarantor, as the case may be, under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree is not vacated, dismissed or set aside within sixty (60) days from the date of the entry thereof;

              (g) if the estate or interest of Tenant in the Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within fifteen (15) days after commencement thereof (unless Tenant is contesting such lien or attachment in accordance with this Lease) or if such estate or interest of Tenant is assigned, conveyed or involuntarily transferred in violation of this Lease;

              (h) any representation, warranty or covenant made by Tenant on behalf of itself or an Affiliate in this Lease or in any certificate, demand or request made pursuant hereto proves to be incorrect, in any material respect, as of the date of issuance or making thereof;

              (i) a final, non-appealable judgment or judgments for the payment of money not fully covered (excluding deductibles) by insurance is rendered against Tenant and the same remains undischarged, unvacated, unbonded, unappealed or unstayed for a period of thirty (30) consecutive days;

              (j) except after the effective date of a permitted assignment meeting the requirements of ARTICLE XIII if Tenant is liquidated or dissolved, or begins proceedings toward liquidation or dissolution, or in any manner permits the sale or divestiture of substantially all of its assets; or

              (k) Tenant shall fail to observe and perform any covenant, condition or agreement to be performed under Section 2.09.

       9.02 REMEDIES. Upon the occurrence of an Event of Default, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default:

              (a) Terminate Tenant's right to possession of the Leased Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event Landlord may repossess the Leased Property and may, at tenant's sole cost, remove any of tenant's signs and any of its other property without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Leased Property by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all
                     persons and property therefrom.   Except as otherwise
                     provided in Section 9.02(b), if Tenant abandons the Leased Property prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default, this Lease shall terminate. Upon such termination, Landlord shall be entitled to recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code:

                     (i) the unpaid Rent which had been earned at the time of termination;

                     (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                     (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                     (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Leased Property, expenses of reletting, including necessary renovation and alteration of the Leased Property, reasonable attorneys' fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term of this Lease.

              The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus four percent (4%).

              Efforts by Landlord to mitigate damages caused by Tenant's default of this Lease shall not waive Landlord's right to recover damages as provided herein. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under SECTION 9.01 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainee statute shall also constitute the notice required by SECTION 9.01. In such case, the applicable grace period required by SECTION 9.01 and the unlawful detainee statute shall run concurrently, and the failure of Tenant to cure the Event of Default within the greater of the two such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

       (b) Even if Tenant has abandoned the Leased Property, this Lease shall continue in effect for so long as Landlord does not terminate tenant's right to possession, and

              Landlord may enforce all its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

       (c) If Landlord terminates Tenant's right to possession without terminating the Lease, and Landlord takes possession of the Leased Property itself, Landlord may relet any part of the Leased Property for such Rent, for such time, and upon such terms as Landlord, in its sole discretion, shall determine. Any proceeds from reletting the Leased Property shall first be applied to the expenses of reletting, including, without limitation, redecoration, repair, alteration, and advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after such payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

       (d)    Make a draw upon the Letter of Credit.

       (e) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Leased Property is located. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term or any Extension Term or by reason of Tenant's occupancy of the Leased Property.

       9.03 RIGHT OF SET-OFF. Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after advance notice to Tenant, to set-off and apply any and all sums held by Landlord in respect of the Leased Property, including all sums held in any escrow for Impositions, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Lease and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. Landlord shall set-off and apply such sums first to delinquent real estate taxes, unless such taxes are being protested in good faith and no lien has attached to the Leased Property with respect thereto; second, to currently due and owing real estate taxes; and next, to other Tenant's obligations in the order which Landlord may determine. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

       9.04 PERFORMANCE OF TENANT'S COVENANTS. Landlord may, without waiving or releasing any obligation of Tenant, and without waiving or releasing any obligation or default, perform any obligation of Tenant which Tenant has failed to perform within five (5) business days after Landlord has sent a written notice to Tenant informing it of its specific failure (provided no such notice shall be required if Landlord has previously notified Tenant of such failure under the provisions of SECTION 9.01). In the event Landlord deems, in its discretion, that Tenant's failure to perform such obligation has given rise to an emergency situation, Landlord may perform such obligation without waiving or releasing any obligation of Tenant, and without waiving or releasing any obligation or default; PROVIDED, HOWEVER, that Landlord shall notify Tenant of such performance as soon as it is reasonably practicable to do so. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the rate of ten percent (10%) per annum.

       9.05   [INTENTIONALLY OMITTED]

       9.06 LITIGATION; ATTORNEYS' FEES. Within ten (10)days after Tenant has knowledge of any litigation or other proceeding (a) against Tenant or Guarantor in an amount in excess of One Hundred Thousand Dollars ($100,000),
(b) related to or arising out of this Agreement or the Leased Property in an amount in excess of Fifty Thousand Dollars ($50,000) or (c) that (i) may be instituted against Tenant, (ii) may be instituted against the Leased Property to secure or recover possession thereof, or (iii) may affect the title to or the interest of Landlord or Tenant in the Leased Property, Tenant shall give written notice thereof to Landlord. In the event that Landlord determines that Tenant has failed to give adequate cooperation or information with respect to any such litigation, investigation, receivership, administrative, bankruptcy insolvency or other similar proceeding, Landlord may, after notice to Tenant, undertake such investigation or proceeding and Tenant shall pay all reasonable costs and expenses (the "COSTS") related thereto that are incurred by Landlord, whether or not Landlord has received notice from Tenant of such investigation or proceeding, and whether or not an Event of Default has actually occurred or has been declared and thereafter cured, which Costs shall include, without limitation: (aa) the fees, expenses and costs of any litigation, investigation, receivership, administrative, bankruptcy insolvency or other similar proceeding; (bb) reasonable attorneys', paralegal, consulting and witness fees and disbursements; and (cc) the expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in investigating or preparing for litigation, administrative, bankruptcy insolvency or other similar proceedings and attendance at hearings, depositions and trials in connection therewith. Within ten (10) days of Landlord's presentation of an invoice of Costs incurred by Landlord pursuant to the preceding sentence or otherwise incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, Tenant shall pay all such Costs. All such Costs as incurred shall be deemed to be Additional Rent under this Lease.

       9.07 REMEDIES CUMULATIVE. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of or failure to use, any one remedy shall not be taken to exclude or waive the right to use any other remedy.

       9.08 ESCROWS AND APPLICATION OF PAYMENTS. As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities, and insurance companies; PROVIDED, HOWEVER, that Landlord shall not exercise its rights hereunder with respect to the Leased Property until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to Tenant's obligations; first to delinquent real estate taxes, unless such taxes are being protested in good faith and no lien has attached to the Leased Property with respect thereto; second, to currently due and owing real estate taxes; and next, to other Tenant's obligations in the order which Landlord may determine.

       9.09 POWER OF ATTORNEY. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact to act after an Event of Default, for Tenant in Tenant's name, place and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of the Leased Property, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform, after an Event of Default, every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant's obligations hereunder.

X. DAMAGE OR DESTRUCTION

       10.01  DAMAGE TO LEASED PROPERTY.

              10.01(a)      Tenant shall notify Landlord in writing
immediately upon the occurrence of any damage to the Leased Property. If the Leased Property shall be only partially damaged (i.e., the restoration shall be estimated by Landlord to require less than six (6) months from the date of such damage) and if the proceeds received by Landlord from the insurance policies described in Section 4.03 shall be sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but shall not be required) to repair any damage to Tenant's fixtures, equipment, or improvements at Tenant's expense.

              10.01(b)      If the insurance proceeds received by Landlord
shall not be sufficient to pay the entire cost of repair, or if the damage shall not be covered by the insurance policies which Landlord shall maintain under Section 4.03, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate this Lease. If Landlord shall elect to repair the damage, Tenant shall pay Landlord the portion of the "deductible amount" under Landlord's insurance allocable to the damage to the Leased Property and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

              10.01(c)      If the damage to the Leased Property shall occur
during the last six (6) months of the Lease Term and such damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after Tenant's notice to Landlord of the occurrence of the damage.

       10.02 TEMPORARY REDUCTION OF RENT. If the Property shall be destroyed or damaged and Landlord shall repair or restore the Property pursuant to the provisions of this Article X, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Leased Property shall be impaired. Such reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Leased Property.

       10.03 WAIVER. Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article X shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property.

                                XI. CONDEMNATION

       11.01 CONDEMNATION. If more than twenty percent (20%) of the floor area of the Leased Property or more than twenty-five percent (25%) of the parking on the Leased Property shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Leased Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Leased Property. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise.

                        XII.   ADDITIONAL REPRESENTATION,
                        WARRANTIES AND FINANCIAL COVENANTS

       Tenant hereby represents, warrants and covenants to Landlord as follows:

       12.01  ORGANIZATION AND QUALIFICATION.

              (a) Tenant is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, with all power and authority, corporate or otherwise, necessary to: (i) enter into and perform this Lease and (ii) own and lease its assets and properties, and conduct the Business, as it is now being conducted or proposed to be conducted. Tenant is duly qualified as a foreign corporation or other entity, as the case may be, to conduct the Business and own and lease its assets and properties, and is in good standing, in each jurisdiction where the character of its assets and properties owned or held under lease or the nature of its Business makes such qualification necessary or advisable, and is duly qualified and licensed under all laws, regulations, ordinances or orders of public or governmental authorities, or otherwise to carry on the Business and own or lease its assets and properties in the places and in the manner in which they are owned, leased or conducted or proposed to be owned, leased or conducted, except where the failure to be so organized, qualified and in good standing or to have such authority, qualification or licensing could not result in a Material Adverse Change. Complete and correct copies of Tenant's articles of incorporation, as in effect on the date hereof, and Tenant's bylaws, also as in effect on the date hereof, have been delivered to Landlord.

              (b) Each Affiliate that conducts operations or business on or from the Leased Property, whether now or at any time in the future, is duly organized, validly existing and in good standing under the laws of its organization, with all power and authority, corporate or otherwise, necessary to own and lease its assets and properties, and conduct its business, as it is now being conducted or proposed to be conducted. Each Affiliate is duly qualified as a foreign corporation or other entity, as the case may be, to do business and own and lease its assets and properties, and is in good standing, in each jurisdiction where the character of its assets and properties owned or held under lease or the nature of its activities or business makes such qualification necessary or advisable, and is duly qualified and licensed under all laws, regulations, ordinances or orders or public or governmental authorities or otherwise to carry on its business and own or lease its assets and properties in the places and in the manner in which they are owned, leased or is conducted or proposed to be owned, leased or conducted, except where the failure to be so organized, qualified and in good standing or to have such authority, qualification or licensing could not result in a Material Adverse Change.

                     "Material Adverse Change" since a particular specified date, or a date which may be specified from the circumstances existing immediately prior to the happening of a specified event or occurrence, or, if no date or event is specified, with reference to the most recent Annual Financial Statements delivered pursuant to this Lease, means a material adverse change in the Business, assets, properties, franchises, financial condition or income of Tenant or the operations, business, assets, properties, franchises, financial condition, income or prospects of any Affiliate, whether or not such event or occurrence is an Event of Default.

                     "Affiliate" means with respect to any Person, (i) any Person that holds direct or indirect beneficial ownership (as deemed in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in a Person, or (ii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. Guarantor shall be deemed an Affiliate of Tenant.

                     A "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

       12.02 CHANGES IN CONDITION. Since the date of the latest Annual Financial Statements, no Material Adverse Change has occurred between such date and the date hereof, and neither Tenant nor any Affiliate has entered into any material transaction outside the ordinary course of its or their operations or business, including the Business, except as set forth in
Schedule 12.02 and the matters contemplated by this Lease.

       12.03 LITIGATION. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator or other forum of alternative dispute resolution is pending or, to the knowledge of Tenant or any Affiliate, threatened which involves any risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or could result in any Material Adverse Change or which seeks to enjoin the execution and consummation of this Lease or the performance of Tenant's obligations hereunder. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds Tenant or any Affiliate, which has resulted, or could result, in any Material Adverse Change.

       12.04 AUTHORIZATION AND ENFORCEABILITY. Tenant has taken all corporate or other action required to execute, deliver and perform this Lease. This Lease constitutes the legal, valid and binding obligation of Tenant and is enforceable against Tenant in accordance with its terms.

       12.05 NO LEGAL OBSTACLE TO LEASE. Neither the execution and delivery of this Lease nor the performance of any obligation hereunder has constituted or resulted in or will constitute or result in (a) any breach, violation of, conflict with, default under or termination of any agreement, contract, mortgage, instrument, deed or lease to which Tenant or any Affiliate is a party or by which it or they are bound; (b) the violation of or conflict with any law, statute, ordinance, judgment, decree, order, rule or regulation applicable to Tenant, any Affiliate, any Improvements or the Leased Property; or (c) any violation of or conflict with Tenant's or any Affiliate's articles or bylaws or other organizational documents, as the case may be.

       No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by Tenant in connection with the execution, delivery and performance of this Lease.

       12.06 DISCLOSURE. This Lease does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein not misleading in light of the circumstances under which it was made. To Tenant's knowledge, there is no event, fact or occurrence that has resulted, or in the future (so far as Tenant can reasonably foresee) could result, in any Material Adverse Change, except to the extent that present or future general and sector-specific economic conditions may result in a Material Adverse Change.

                   XIII. ASSIGNMENT AND SUBLETTING; ATTORNMENT

       13.01  PROHIBITION AGAINST SUBLETTING AND ASSIGNMENT.  Subject to
SECTION 13.03, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign, sublease, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate) this Lease or any interest herein, or all or any part of the Leased Property, or suffer or permit this Lease or the leasehold estate created hereby or any other rights arising hereunder to be assigned, subleased, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. For purposes of this SECTION 13.01, an assignment of this Lease shall be deemed to include any Change of Control of Tenant, as if such Change of Control were an assignment of the Lease. No assignment shall in any way impair the continuing primary liability of the Tenant.

       13.02 CHANGES OF CONTROL. A Change of Control requiring the consent of Landlord shall mean (a) the issuance and/or sale by Tenant or the sale by any shareholder or equity holder of Tenant of a controlling interest (which shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise) in Tenant to a Person other than an Affiliate of Tenant, other than in either case a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended; (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise); or
(c) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and controlled by an Affiliate), and Tenant is not the surviving entity.

       13.03 ASSIGNMENT. No consent to any assignment or sublease in a particular instance shall be deemed to be a general waiver of the prohibition set forth in ARTICLE XIII. Any assignment shall be solely of Tenant's entire interest in this Lease with respect to the Leased Property and shall not relieve Tenant of its obligations hereunder. Any assignment or other transfer of all or any portion of Tenant's interest in this Lease in contravention of ARTICLE XIII shall be voidable at Landlord's option. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Proceeds (defined below) on such transaction (such amount being Landlord's share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Proceeds shall mean (a) all Rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) the Rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all reasonable costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Tenant shall promptly reimburse Landlord for all legal costs and expenses incurred by Landlord in connection with a request for a sublease or assignment of this Lease.

       13.04 ATTORNMENT. Tenant shall insert in each sublease permitted hereunder provisions to the effect that: (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder; (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlords' option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination hereof; and (c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees in respect of a Leased Property, if any, as the case may be, shall be credited against the amounts owing by Tenant hereunder with respect to the Leased Property.

                                XIV. ARBITRATION

       14.01 CONTROVERSIES. Except with respect to the payment of Rent hereunder or to the existence of any default or Event of Default hereunder, each of which shall be subject to the provisions of SECTION 9.02, in the event a controversy arises between the parties as to any of the requirements of this Lease or the performance hereunder, which the parties are unable to resolve, the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such controversy or controversies shall be determined by arbitration as hereafter provided in this ARTICLE XIV.

       14.02 APPOINTMENT OF ARBITRATORS. The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration before the American Arbitration Association. The selection of arbitrators shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association. The party or parties giving notice shall request a listing of available arbitrators from the American Arbitration Association, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that the American Arbitration Association may make such selections as are necessary to complete the panel of three (3) arbitrators.

       14.03 ARBITRATION PROCEDURE. Within five (5) business days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in San Diego, California, at which the parties may appear and be heard, which shall be no later than fifteen (15) days after certification of the arbitration panel. The parties specifically waive discovery, and further waive the applicability of rules of evidence or rules of procedure in the proceedings. The applicable rules shall be those in effect at the time for the resolution of commercial disputes promulgated by the American Arbitration Association. The arbitrators shall take such testimony and make such examination and investigations as the arbitrators reasonably deem necessary. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy; PROVIDED, HOWEVER, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

       14.04 EXPENSES. The expenses of the arbitration shall be assessed by the arbitrators and specified in the written decision. In the absence of a determination or assessment of expenses of the arbitration procedure in the award, all of the expenses of such arbitration shall be divided equally between Landlord and Tenant. Each party in interest shall be responsible for and pay the fees, costs and expenses of its own counsel, unless the arbitration award provides for an assessment of reasonable attorneys' fees and costs.

       14.05 ENFORCEMENT OF THE ARBITRATION AWARD. There shall be no appeal from the decision of the arbitrators, and upon the rendering of an award, any party thereto may file the arbitrators' decision in the appropriate jurisdiction for enforcement as provided by applicable law.

           XV. QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT, CERTIFICATES

       15.01 QUIET ENVIRONMENT. So long as Tenant performs all of its obligations under this Lease, subject to the provisions of this ARTICLE 15, Tenant's possession of the Leased Property will not be disturbed by or through Landlord.

       15.02 LANDLORD MORTGAGES: SUBORDINATION. Subject to SECTION 15.03, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any liens, encumbrances, security interests or title retention agreements on the Leased Property, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing. Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, without cost to Landlord, a Subordination and Non-Disturbance Agreement incorporating any reasonable requests of Landlord, mortgagee or beneficiary, and otherwise substantially in the form attached hereto as SCHEDULE 15.02, which provides that (a) Tenant's rights hereunder are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification, or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior; and (b) in the event such party succeeds to Landlord's interest under the Lease and provided that no Event of Default by Tenant exists, such party will not disturb Tenant's possession, use or occupancy of the Leased Property. If Tenant fails or refuses to execute, acknowledge and deliver such Subordination and Non-Disturbance Agreement within ten (10) days after such written demand, then Landlord or such successor in interest may execute, acknowledge and deliver such Subordination and Non-Disturbance Agreement on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant the Subordination and Non-Disturbance Agreement. This power of attorney is coupled with an interest and is irrevocable.

       15.03 ATTORNMENT. If any holder of any mortgage, indenture, deed of trust or other similar instrument described in SECTION 15.02 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable hereunder. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by: (a) any payment of Rent for more than one (1) month in advance; (b) any amendment or modification hereof made without its written consent after the date such successor became a mortgagee or beneficiary as to the Leased Property; (c) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or (d) any claim or offset of Rent against Landlord.

       15.04 ESTOPPEL CERTIFICATES. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: (a) that this Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; (b) the date to which Rent and other charges have been paid; (c) that neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both would constitute a default, if that be the case, or specifying any existing default; (d) that Tenant has accepted and occupies the Leased Property; (e) that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; (f) that Landlord has no outstanding construction or repair obligations; and (g) such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within ten (10) days after such request by Landlord, then Tenant shall be deemed to have certified that: (aa) this Lease is in full force and effect and has not been modified, or that this Lease has been modified as set forth in the certificate delivered to Tenant; (bb) Tenant has not prepaid any Rent or other charges except for the current month; (cc) Tenant has accepted and occupies the Leased Property; (dd) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; (ee) Landlord has no outstanding construction or repair obligation; and (ff) Tenant has no defenses, set-offs, deductions, credits or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver on Tenant's behalf any estoppel certificate which Tenant does not object to within ten (10) days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

                              XVI. APPRAISAL METHOD

       16.01 APPRAISAL METHOD. When an appraisal is required under this Lease, the Fair Market Rent of the Leased Property shall be determined by (1) an independent appraiser, who is a member of the Appraisal Institute, and will be selected by Landlord (the "LANDLORD MAI APPRAISER"), and (2) a second appraiser, who is a member of the Appraisal Institute, and will be selected by Tenant (the "TENANT MAI APPRAISER") (each an "APPRAISER" and, collectively, the "APPRAISERS"). Landlord and Tenant shall, as promptly as possible, but in no event later than thirty (30) days following the date Tenant exercises its option to extend, select its respective Appraiser. The costs of the Appraisers' appraisals shall be shared equally by the parties. As promptly as possible but in no event later than fifteen (15) days after selection of the Appraisers, each Appraiser shall deliver his or her written report of the Appraisers' determination of the Fair Market Rent of the Leased Property, which determination shall be based upon the appropriate use of the Leased Property and taking into consideration the location of the Leased Property and rentals for other properties comparable thereto. The Fair Market Rent of the Leased Property shall be equal to the average of the two
(2) Fair Market Rent determinations of the Appraisers. In the event Landlord and Tenant do not concur with the Appraisers' determination of Fair Market Rent, within five (5) days after such determination, the two Appraisers shall appoint a third MAI appraiser (the "THIRD MAI APPRAISER"). The Third MAI Appraiser shall determine the Fair Market Rent, which Fair Market Rent shall fall between the two appraisals by the Landlord MAI Appraiser and the Tenant MAI Appraiser. Notwithstanding the foregoing, in no event shall the Fair Market Rent be less than the Base Annual Report for the Lease Year immediately preceding the year for which the Fair Market Rent is being determined.

                              XVII. MISCELLANEOUS

       17.01  NOTICES.

       Any notice or other communication to be given under this Agreement by either party to the other will be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or delivered by an express overnight delivery service, charges prepaid, or transmitted by facsimile, as follows:

       If to Tenant:        I-PAC Manufacturing, Inc.
                            1958 Kellogg Avenue
                            Carlsbad, California 92008
                            Attn: Patrick W. Moore
                            Chief Executive Officer
                            Fax No. (760) 930-0115

       With copy to:        James P. Hill, Esq.
                            Sullivan, Hill, Lewin, Rez & Engel
                            550 "C" Street, Suite 1500
                            San Diego, CA 92101
                            Fax No. (619) 231-4372

       If to Landlord:      Cabot Industrial Properties, L.P.
                            Two Center Plaza, Suite 200
                            Boston,  Massachusetts 02108
                            Attn: Ms. Jean Murphy
                            Facsimile Number: (617) 722-8237

       With copy to:        Lorie Soares Griffen, Esq.
                            Mayer, Brown & Platt
                            350 South Grand Avenue, Suite 2500
                            Los Angeles, California 90071
                            Facsimile Number: (213) 625-0248

       Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this numbered paragraph. Any notice will be deemed given and effective (i) if given by personal delivery, as of the date of delivery in person; or (ii) if given by mail, upon receipt as set forth on the return receipt; or (iii) if given by overnight courier, one (1) business day after timely deposit with the courier; or (iv) if given by facsimile, upon receipt of the appropriate confirmation of transmission by facsimile. The inability to deliver because of a changed address of which no notice was given or the rejection or other refusal to accept any notice will be deemed to be the receipt of the notice as of the date of such inability to deliver or the rejection or refusal to accept.

       17.02 ADVERTISEMENT OF THE LEASED PROPERTY. In the event the parties hereto have not executed a renewal lease or agreed to the Extension Term within twelve (12) months prior to the expiration of the Term or an Extension Term, as the case may be, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing twelve (12) months prior to the expiration of the Term or an Extension Term, as the case may be, "for sale" or "for rent" notices or signs.

       17.03 LANDLORD'S ACCESS. Landlord, or its designated agents or contractors, shall have the right to enter upon the Leased Property, upon reasonable prior notice to Tenant, for purposes of inspecting the same and assuring Tenant's compliance with this Lease.

       17.04 ENTIRE AGREEMENT. This Lease and the exhibits and schedules attached hereto and incorporated by reference, contains the entire agreement between Landlord and Tenant with respect to the Leased Property. No representations or warranties have been made by the parties as Landlord or Tenant except as set forth in this Lease.

       17.05 SEVERABILITY. If any term or provision of this Lease is held by a court of competent jurisdiction to be invalid or unenforceable, such holding shall not affect the remainder of this Lease, and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the Rents therefor, in which case this Lease shall forthwith terminate as if by expiration of the Term or an Extension Term, as the case may be.

       17.06 CONSENTS AND APPROVALS. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

       17.07 GOVERNING LAW. This Lease shall be construed under the laws of the State of California (without application of choice of law provisions).

       17.08 MEMORANDUM OF LEASE OR CERTAIN RIGHTS UNDER THE LEASE. Landlord and Tenant agree that a record of this Lease or of certain rights under this Lease may be recorded by either party in a memorandum of lease approved by Landlord and Tenant with respect to the Leased Property. The party recording such memorandum must bear all costs of such recording.

       17.09 WAIVER. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such default.

       17.10 ASSIGNMENT; BINDING EFFECT. Except as otherwise set forth herein, this Lease shall not be assignable by Tenant, without the prior written consent of Landlord. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

       17.11 CONSENTS AND APPROVALS. In each instance in this Lease where Landlord is required or permitted to give a consent or approval, Landlord shall not unreasonably withhold consent.

       17.12 MODIFICATION. This Lease may be modified only by a writing signed by both Landlord and Tenant.

       17.13 INCORPORATION BY REFERENCE. All schedules and exhibits referred to in this Lease are incorporated herein by reference.

       17.14 NO MERGER. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

       17.15 FORCE MAJEURE. Landlord, its officers, directors, shareholders, agents and employees, will not be liable for any loss, injury, death or damage (including consequential damages) to persons, property or the Business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, leak or flow of water or rain from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Leased Property, or from construction, repair or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from the release, emission, discharge, presence or disposal of any hazardous substance or material on or from the Leased Property, or from any other cause beyond Landlord's control.

       17.16 LACHES. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

       17.17 WAIVER OF JURY TRIAL. To the extent that there is any claim by one party against the other that is not to be settled by arbitration as provided in ARTICLE XIV hereof, Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose, and waives the right to interpose, any counterclaim in any such proceeding.

       17.18 PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf, but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment levy, encumbrance, charge or claim provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (c) in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Twenty Five Thousand Dollars ($25,000), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses
(a), (b) and (c), to the extent applicable; (e) in the case of a legal requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or the Rent in respect thereof by reason of such nonpayment or noncompliance; PROVIDED, HOWEVER, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; (f) in the case of an insurance requirement, the coverage required by ARTICLE IV shall be maintained; and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and hold harmless Landlord, its officers, directors, shareholders, employees, affiliates and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in
SECTION 9.06) that may be incurred in connection with or arise from any such contest.

       17.19 CONSTRUCTION OF LEASE. This Lease has been reviewed by Landlord and Tenant and their respective professional advisers. Landlord and Tenant believe that this Lease is the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of any party's efforts in preparing such documents.

       17.20 COUNTERPARTS. This Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof or thereof.

       17.21 RELATIONSHIP OF LANDLORD AND TENANT. The relationship of Landlord and Tenant is the relationship of lessor and lessee. Landlord and Tenant are not partners, joint venturers, or associates.

       17.22 GUARANTY. This Lease shall be guaranteed by Guarantor, Inc. pursuant to a guaranty in the form attached hereto as SCHEDULE 17.23.

       17.23 NON-DISCRIMINATION. Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Leased Property or any portion thereof.

       17.24  LANDLORD'S LIABILITY; CERTAIN DUTIES.

              17.24(a)      LIMITATION OF LANDLORD'S LIABILITY.  No owner of
the Leased Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Leased Property and upon any transfer of any Landlord's interest in the Leased Property, such transferring party shall be automatically relieved of all obligations thereafter accruing under this Lease. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Leased Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of Landlord, or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Leased Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord, its partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries, and the partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries of any of the foregoing, shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

              17.24(b)      NOTICE.  Tenant shall give written notice of any
failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Leased Property whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fail to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

       17.25 NO OTHER BROKERS. Tenant represents and warrants to Landlord that BRE Brokerage Company is the only agent, broker, finder or other party with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Lease or the Leased Property. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than BRE Brokerage Company based upon dealings of that party with Tenant.

       IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

"LANDLORD"                                 "TENANT":

CABOT INDUSTRIAL PROPERTIES, L.P., a       I-PAC MANUFACTURING, INC.,
Delaware limited partnership               a California corporation


By:    Cabot Industrial Trust, a           By:
       Maryland real estate                   --------------------------------
       investment trust                    Name:
       its general partner                       -----------------------------
                                           Title:
                                                 -----------------------------
       By:
          -----------------------------
       Name:
             --------------------------
       Title:
              -------------------------

                                    SCHEDULE A

                          LEGAL DESCRIPTION OF THE LAND

       PARCEL A:

       LOT 37 OF CARLSBAD TRACT NO. 81-46 UNIT NO. 2, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE MAP THEREOF NO. 11288, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

       EXCEPTING THEREFROM 50% OF ALL OIL, MINERAL, GAS, AND OTHER HYDROCARBON SUBSTANCES BELOW A DEPTH OF 500 FEET UNDER THE REAL PROPERTY, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED IN DEED BY CARLSBAD PROPERTIES, A PARTNERSHIP RECORDED JULY 5, 1978 AS FILE/PAGE NO. 78-279136 OF OFFICIAL RECORDS OF SAN DIEGO COUNTY, CALIFORNIA.

       PARCEL B:

       EASEMENTS AS MORE FULLY SET FORTH IN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED SEPTEMBER 12, 1986 AS FILE/PAGE NO. 86-401456 OF THE OFFICIAL RECORDS OF SAN DIEGO COUNTY, STATE OF CALIFORNIA.

       PARCEL C:

       EASEMENT OVER PORTIONS OF MAPS 11287, 11288 AND 11289 FOR COMMON AREA PURPOSES AS GRANTED IN DOCUMENT RECORDED OCTOBER 31, 1986 AS FILE/PAGE NO. 86-497819 OF OFFICIAL RECORDS OF SAN DIEGO COUNTY, CALIFORNIA.


       Address of the Leased Property:

       1958 Kellogg Avenue
       Carlsbad, California 92008

                                  SCHEDULE 2.01

                                 BASE ANNUAL RENT

                                       MONTHLY
PERIOD                               INSTALLMENT             BASE ANNUAL RENT
------                               -----------             ----------------
Commencement Date
to May 31, 2000                        $25,137                  $301,644

                                 SCHEDULE 2.07

                                LETTER OF CREDIT


                                 (See attached)

                            FORM OF LETTER OF CREDIT

                      [LETTERHEAD OF LETTER OF CREDIT BANK]

                                      [DATE]


Cabot Industrial Properties, L.P. ("BENEFICIARY")
Two Center Plaza, Suite 200
Boston, Massachusetts 02108
Attention: Ms. Jean Murphy

       Re:    Irrevocable Transferrable Letter of Credit
              No.
                 -------------------------------------------

Beneficiary:

       By order of our client, I-Pac Manufacturing, Inc., a California corporation (the "APPLICANT"), we hereby establish this Irrevocable Transferrable Letter of Credit No. _______________ in your favor for an amount up to but not exceeding the aggregate sum of Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000) (as reduced from time to time in accordance with the terms hereof, the "LETTER OF CREDIT AMOUNT"), effective immediately, and expiring on the close of business at our office at the address set forth above one year from the date hereof unless renewed as hereinafter provided.

       Funds under this Letter of Credit are available to you on or prior to the expiry date against presentation by you of your request in the form of Annex 1 hereto (a "DRAWING REQUEST"), completed and signed by one of your officers. Presentation of your Drawing Requests may be made by you to us at the address set forth above or may be made by facsimile transmission, to the
following facsimile number                    .  You may present to us one
or more Drawing Requests from time to time prior to the expiry date in an aggregate amount not to exceed the Letter of Credit Amount then in effect (it being understood that the honoring by us of each Drawing Request shall reduce the Letter of Credit Amount then in effect).

       This Letter of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the Applicant in writing by certified mail that we elect not to so renew the Letter of Credit.

       This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

       All bank charges and commissions incurred in this transaction are for the Applicant's account.

       This Letter of Credit is transferrable by you and your successors and assigns any number of times in its entirety and not in part, but only by delivery to us of a Notice of Assignment in the form of Annex 2 hereto.

       We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or
before noon,               time, on the Business Day (defined
below) next following the date on which such drafts are received by us. "Business Day" shall mean any day which is not a Saturday, Sunday or day on
which we are required or authorized by law to be closed in                   .

       To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Commercial Documentary Credits (1993 Revision), I.C.C. Publication No. 500 (the "UCP 500") and as to matters not governed by the UCP 500, this Letter of Credit shall be governed by and
construed in accordance with the laws of the State of                        .

                                          Very truly yours,

                                          [NAME OF LETTER OF CREDIT BANK]


                                          By:
                                              --------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                 -----------------------------

                                                                      ANNEX 1

                                 DRAWING REQUEST


                                                                 , 199

[NAME AND ADDRESS OF LETTER
OF CREDIT BANK]

         Re:  Irrevocable Transferrable Letter of Credit No.         (the
              "LETTER OF CREDIT")

       The undersigned (the "BENEFICIARY"), hereby certifies to [Name of Letter of Credit Bank] (the "ISSUER") that:

       (a) The Beneficiary is making a request for payment in lawful currency of the United States of America under Irrevocable Transferrable
Letter of Credit No.                (the "Letter of Credit") in the amount of
$           .

       (b) The Letter of Credit Amount (as defined in the Letter of Credit) as of the date hereof and prior to payment of the amount demanded in
this Drawing Request is $          .  The amount requested by this Drawing
Request does not exceed the Letter of Credit Amount.

       Please wire transfer the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:









       Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter of Credit.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered this
Drawing Request as of the     day of                , 199  .

                                    CABOT INDUSTRIAL PROPERTIES, L.P.,
                                    a Delaware limited partnership

                                    By:  Cabot Industrial Trust,
                                         a Maryland real estate investment trust
                                         its general partner

                                         By:
                                             ----------------------------------

                                         Name:
                                               --------------------------------

                                         Title:
                                                -------------------------------

                                                                        ANNEX 2

                                 NOTICE OF ASSIGNMENT


                                                                         , 199


[NAME AND ADDRESS OF
LETTER OF CREDIT BANK]

           Re:  Irrevocable Transferable Letter of Credit No.

       The undersigned (the "BENEFICIARY"), hereby notifies [Name of Letter of Credit Bank] (the "ISSUER") that it has irrevocably assigned the
above-referenced Letter of Credit to            (the "ASSIGNEE") with an
address at                  effective as of the date the Issuer receives this
Notice of Assignment. The Assignee acknowledges and agrees that the Letter of Credit Amount may have been reduced pursuant to the terms thereof, and that the Assignee is bound by any such reduction.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered this
Notice of Assignment as of this       day of        , 199 .

                                   CABOT INDUSTRIAL PROPERTIES, L.P.,
                                   a Delaware limited partnership

                                   By:  Cabot Industrial Trust,
                                        a Maryland real estate investment trust
                                        its general partner


                                        By:
                                            ----------------------------------

                                        Name:
                                              --------------------------------

                                        Title:
                                               -------------------------------


Agreed:


[Assignee]



--------------------------------

                                  SCHEDULE 12.02

Material Adverse Change: None.

                                 SCHEDULE 15.02

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


[             ]
 -------------


--------------------------------------------------------------------------------
                   (SPACE ABOVE THIS LINE FOR RECORDER'S USE ONLY)


                          SUBORDINATION, NON-DISTURBANCE AND
                                 ATTORNMENT AGREEMENT

              NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

              THIS AGREEMENT is entered into as of [     ,     ], by and
among CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership ("LANDLORD"), I-PAC MANUFACTURING, INC., a California corporation ("TENANT"),
and           ("LENDER").

                                     RECITALS

              A.     Tenant is the lessee and Landlord is the lessor under
that certain lease dated       , 1999 (the "LEASE").

              B.     Concurrently herewith, Lender is making a loan to
Landlord in a principal amount up to             Dollars ($        ) (the
"LOAN"). The Loan is secured by, among other things, that certain deed of trust from Landlord (the "DEED OF TRUST"), covering the property wherein the premises (the "PREMISES") covered by the Lease are located, which property is described more fully in EXHIBIT "A" attached hereto (the "PROPERTY"). The Deed of Trust and all other documents to be executed by Landlord in connection with the requested loan being herein collectively called the "LOAN DOCUMENTS".

              C. Tenant has requested that Landlord and Lender execute this Agreement.

                                    AGREEMENT

              NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loan, Tenant, Landlord and Lender hereby agree and covenant as follows:

              1. SUBORDINATION. Notwithstanding anything to the contrary contained in the Lease, Tenant and Lender hereby agree that the Lease (including specifically, without limitation, (a) any option or options to purchase or rights of first refusal affecting the Property, or any portion thereof, contained therein, (b) any extension, renewal or modification of the Lease, (c) the leasehold estate in the Premises created by the Lease and (d) all of Tenant's rights under the Lease) is and shall at all times be completely and unconditionally subject and subordinate in all respects (i) to the Deed of Trust and other Loan Documents, the lien thereof and to all renewals, modifications, extensions, substitutions, rearrangements and replacements thereof, and all advances made or to be made thereunder by Lender in Lender's good faith discretion to protect the Property or to enforce its rights under the Deed of Trust and other Loan Documents, and (ii) to any and all renewals, modifications, replacements, extensions, substitutions and rearrangements of any and all obligations and indebtedness secured by the Deed of Trust or the other Loan Documents.

              2. NON-DISTURBANCE AND ATTORNMENT. Provided that Tenant is not in default under any of the terms, covenants or conditions of the Lease and Tenant makes monthly payments to Lender equal to at least the amount of monthly payments previously required to be made under the Note plus all operating expenses (and the Lease shall be deemed modified at such time to the extent lesser payments are required thereunder), and Tenant is then in possession of the Premises, Tenant's rights under the Lease and possession of the Premises thereunder shall not be affected or disturbed by Lender in the exercise of any of its rights and remedies under the Note or the Loan Documents (as that term is defined in the Deed of Trust). Upon foreclosure of the Loan Documents, or any of them, Tenant shall continue in occupancy of the Premises upon the terms and conditions of the Lease, shall attorn to Lender to the same extent and with the same force as if Lender were the Landlord under the Lease, and shall be bound by and perform all of the obligations imposed upon Tenant by the Lease. Tenant's attornment hereunder shall be effective and self-operative without the execution of any other instruments on the part of any party hereto, immediately upon Lender's acquisition of title to the Property. Tenant shall, within ten (10) days after request by Lender, execute any instrument or take any action specified by Lender further to confirm attornment hereunder in accordance with the provisions of this Agreement.

              3. RIGHTS OF LENDER. If Lender exercises its rights or remedies under the Loan Documents, or any of them, then Lender shall be entitled, but not obligated, to exercise any and all claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of and to receive and enforce performance of all of the covenants, terms and conditions to be performed by Tenant under the Lease. Lender shall not, by execution of this Agreement, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, unless and until Lender has obtained title to the Premises by foreclosure or otherwise, and then only to the extent of liabilities or obligations accruing subsequent to the date Lender acquires (and prior to the date it disposes of) title to the Premises; PROVIDED, HOWEVER, that Lender shall not be:

              (a) liable for any act or omission of any prior lessor (including Landlord) or subsequent lessor; or

              (b) subject to any counterclaims, offsets or defenses which Tenant might have against any prior lessor (including Landlord);

              (c) bound by any rent or additional rent which Tenant might have paid in advance to any prior lessor (including Landlord) for any period beyond the month in which Lender succeeds to the interest of Landlord under the Lease;

              (d) responsible for any security deposit, cleaning deposit or other prepaid charge which Tenant may have paid in advance to any prior lessor (including Landlord) which has not been delivered to Lender (Lender acknowledging that Lender will be responsible for any security deposit that is delivered or obtained by Lender);

              (e) bound by any previous amendment or modification of the Lease or by any waiver or forbearance by any prior landlord (including Landlord) unless the same was approved in writing by Lender;

              (f) responsible for the performance of (or contribution toward) any work to be done by the landlord under the Lease to render the Premises ready or available for occupancy by the Tenant, or required to remove any person occupying the Premises or any part thereof; or

              (g) personally liable under or in connection with the Lease (Tenant's recourse being limited to Lender's interest in the Property).

       4.     CERTAIN ACKNOWLEDGMENTS AND AGREEMENTS BY TENANT.

              (a) LOAN DISBURSEMENTS. Lender, in making any disbursements of the loan evidenced by the Note to Landlord, shall be under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such disbursements may be used by Landlord for purposes other than improvement of the Property.

              (b) NOTICE AND CURE. If Landlord commits any act or omission which constitutes a default under the Lease, or which would give Tenant the right, either immediately or after a lapse of time, to terminate the Lease, or to claim a partial or total eviction, Tenant shall not exercise any such right, or remedy with respect thereto: (i) until it has given notice of such act or omission to Lender; and (ii) until Lender is entitled under the Loan Documents to remedy Landlord's default and Lender has thereafter been afforded a reasonable time, at Lender's option, to cure Landlord's default. As used herein, a "reasonable time" shall include, without limitation, any time which may be necessary to enable Lender to invoke and perfect its remedies under the Loan Documents, or any of them, such as appointment of a receiver for the Property or foreclosure thereof, plus not less than sixty (60) days. Nothing contained herein shall obligate Lender to effect a cure of any act or omission of Landlord.

              (c) NOTICES. Tenant shall send to Lender a copy of any notice or statement given by Tenant to Landlord under the Lease at the same time such notice or statement is sent to Landlord.

              (d) OPTION RIGHTS. Tenant warrants and represents that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof, or any interest therein, but to the extent that Tenant has had or hereafter acquires any such right or option, Tenant hereby acknowledges that such right or option is made subject and subordinate to the Loan Documents pursuant to this Agreement and is hereby waived and released against Lender.

              (e) NEW LEASE. Upon Lender's written request at or after any foreclosure under the Loan Documents, or any of them, Tenant shall execute a new lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which new lease shall cover any unexpired term of the Lease existing prior to such foreclosure (but there shall be no requirement for an additional deposit).

              (f) RENTAL PAYMENTS AND PERFORMANCE UNDER LEASE. Tenant shall not pay any installment of rent, or any other amount or charge due under the Lease, more than 30 days prior to the due date thereof, and Lender shall be entitled to recover from Tenant any such payments or charges made by Tenant in violation hereof. Tenant shall observe and perform, throughout the term of the Lease, all of the terms, covenants, conditions and obligations to be performed by Tenant thereunder.

              (g) MODIFICATION AND CANCELLATION OF LEASE. Tenant shall not enter into any agreement, cancellation, surrender, amendment or modification of the Lease without Lender's prior written consent.

              (h) TENANT ESTOPPEL STATEMENT. Tenant, for the benefit of Lender, hereby confirms, acknowledges, warrants, represents and certifies as follows: (i) the Lease is in full force and effect and a valid and binding obligation of Landlord and Tenant (subject only to Landlord's acquisition of the Property) enforceable in accordance with its terms; (ii) neither Landlord not Tenant is in default under any of the terms, covenants or conditions of the Lease, and there are no setoffs, counterclaims or credits against rentals or other amounts payable under the Lease, and no event or circumstance has occurred or pertains which, but for the giving of required notice or the lapse of an applicable grace period, would result in any of the foregoing;
(iii) Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or any of the amounts payable thereunder; and (iv) the Lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the Premises, and no modifications, amendments, supplements, assignments or subleases (whether written or oral) have been made to the Lease.

       5.     CERTAIN ACKNOWLEDGMENTS AND AGREEMENTS BY LANDLORD.

              (a) RIGHT OF LENDER TO RECEIVE RENTAL PAYMENTS. In the event of any Event of Default under the Loan Documents, Lender has the right to give notice to Tenant to pay all rent and all other sums due or payable under the Lease directly to Lender. Landlord hereby expressly authorizes and directs Tenant (and Tenant agrees) to make such payments to Lender upon receipt of such notice (regardless of any conflicting claims made by Landlord as to whether a default exists or otherwise) and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments made by Tenant hereunder.

              (b) AGREEMENT DOES NOT ALTER LOAN DOCUMENTS. Landlord acknowledges that the Note and the Loan Documents remain in full force and effect, enforceable in accordance with their terms, and that this Agreement does not constitute a waiver by Lender of any of its rights thereunder, or in any way release Landlord from its obligations to comply with any of the terms, provisions, conditions, covenants, agreements or obligations under the Note or the Loan Documents.

       6. NO MERGER. Landlord, Tenant and Lender agree that unless Lender shall otherwise expressly consent in writing, fee title to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in the Landlord or the Tenant or any third party by purchase, assignment or otherwise.

       7. MODIFICATIONS; LEASE NOT AMENDED; ALTERATIONS TO LOAN. This Agreement may not be modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall not be deemed to alter or modify any of the terms, covenants, conditions or obligations of the Lease, except to the extent specifically set forth herein. No renewal, extension, modification, consolidation or replacement of the Loan Documents, or any of them, or any other provision of the loan evidenced by the Note, or any waiver of any term thereof, shall in any manner affect the obligations of Tenant under the Lease or this Agreement, and Tenant hereby unconditionally relinquishes, waives and releases any and all claims or defenses based thereon.

       8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, successors and assigns; and PROVIDED, HOWEVER, that the obligations and liabilities of Lender, and each of its successors and assigns, shall be binding upon Lender and each such successor only during such period as Lender or such successor retains an interest in the Loan Documents; provided, further, that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender (which consent shall not be unreasonably withheld). As used herein, the term "Tenant" shall include the original Tenant designated herein and its heirs, successors and assigns; the term "Landlord" shall include the original Landlord designated herein and its heirs, successors and assigns; the term "Lender" shall include the original Lender designated herein and its heirs, successors and assigns, including anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Loan Documents, or any of them; and the term "foreclosure" shall be deemed to include judicial foreclosure, foreclosure by any power of sale granted under the Loan Documents, or the acquisition of Landlord's estate in the Property by voluntary deed or assignment in lieu of foreclosure.

       9. SEVERABILITY. If any term of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those to which it is invalid and unenforceable, shall, at Lender's option, not be affected thereby, and in such event this Agreement shall be construed to the extent necessary as if such invalid or unenforceable provision had never been contained herein.

       10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California (without regard to conflicts of law).

       11. ATTORNEYS' FEES. If any action or proceeding is brought by any party against any other party under this Agreement, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding such amount as the court may adjudge reasonable.

       12. NOTICES. Whenever a party shall desire to give or serve any notice, demand, request or other communications with respect to this Agreement ("Notice"), each such Notice shall be in writing and shall be personally served or sent by a commercial overnight delivery service or by certified mail, return receipt requested, and shall be deemed to have been received on the date actually received if personally served or on the next business day after deposit with an overnight delivery service or on the date of receipt or refusal as shown on the return receipt if sent by certified mail. The addresses of the parties to which Notices shall be sent (until notice of a change is served as provided in this paragraph) are as set forth below the signature of such party on the signature page of this Agreement. Notice of a change of address shall be given by 15 days' advance written notice in the manner set forth in this paragraph.

       13. TERMINOLOGY. Whenever used in this Agreement (including any Exhibit hereto), the word "including", "includes", or "include" shall be read as though the phrase "without limitation," immediately followed the same.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Address:                                  "Tenant"

1958 Kellogg Avenue                       I-PAC MANUFACTURING, INC.,
Carlsbad, California 92008                a California corporation
Attn: Patrick W. Moore
Chief Executive Officer                   By:
Facsimile No.: (760) (930-0115)               --------------------------------

                                          Name:
                                                ------------------------------

                                          Title:
                                                 -----------------------------


Address:
                                          "Landlord"

Two Center Plaza, Suite 200               CABOT INDUSTRIAL PROPERTIES, L.P.,
Boston, Massachusetts 02108-1906          a Delaware limited partnership
Attn: Ms. Jean Murphy
Facsimile No.: (617) 723-8237
                                          By:   Cabot Industrial Trust,
                                                a Maryland real estate
                                                investment trust
                                                its general partner

                                                By:
                                                    --------------------------

                                                Name:
                                                      ------------------------

                                                Title:
                                                       -----------------------




Address:                                  "Lender"


--------------------------------

--------------------------------

--------------------------------

State of California      )
County of                )

       On             before me, a notary public in and for said state,
personally appeared                         , personally known to me (or
proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he or she executed the same in the capacity(ies) indicated at the signature point.

              WITNESS my hand and official seal.

Signature
          --------------------------------

Capacity of Signatory
                      --------------------

State of California      )
County of                )

       On             before me, a notary public in and for said state,
personally appeared                         , personally known to me (or
proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he or she executed the same in the capacity(ies) indicated at the signature point.

              WITNESS my hand and official seal.

Signature
          --------------------------------

Capacity of Signatory
                      --------------------

State of California      )
County of                )

       On             before me, a notary public in and for said state,
personally appeared                         , personally known to me (or
proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he or she executed the same in the capacity(ies) indicated at the signature point.

              WITNESS my hand and official seal.

Signature
          --------------------------------

Capacity of Signatory
                      ---------------------

                                      EXHIBIT A

                            LEGAL DESCRIPTION OF THE LAND


       PARCEL A:

       LOT 37 OF CARLSBAD TRACT NO. 81-46 UNIT NO. 2, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE MAP THEREOF NO. 11288, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

       EXCEPTING THEREFROM 50% OF ALL OIL, MINERAL, GAS, AND OTHER HYDROCARBON SUBSTANCES BELOW A DEPTH OF 500 FEET UNDER THE REAL PROPERTY, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED IN DEED BY CARLSBAD PROPERTIES, A PARTNERSHIP RECORDED JULY 5, 1978 AS FILE/PAGE NO. 78-279136 OF OFFICIAL RECORDS OF SAN DIEGO COUNTY, CALIFORNIA.

       PARCEL B:

       EASEMENTS AS MORE FULLY SET FORTH IN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED SEPTEMBER 12, 1986 AS FILE/PAGE NO. 86-401456 OF THE OFFICIAL RECORDS OF SAN DIEGO COUNTY, STATE OF CALIFORNIA.

       PARCEL C:

       EASEMENT OVER PORTIONS OF MAPS 11287, 11288 AND 11289 FOR COMMON AREA PURPOSES AS GRANTED IN DOCUMENT RECORDED OCTOBER 31, 1986 AS FILE/PAGE NO. 86-497819 OF OFFICIAL RECORDS OF SAN DIEGO COUNTY, CALIFORNIA.

                                  SCHEDULE 17.22

                                 GUARANTY OF LEASE

                                 GUARANTY OF LEASE

       THIS GUARANTY OF LEASE ("GUARANTY") is made on            , 1999, by
PHOTOMATRIX, INC., a California corporation ("GUARANTOR"), in favor of CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership, ("LANDLORD", in connection with that certain lease agreement dated of even date herewith (the "LEASE") pursuant to which Landlord leases to I-PAC MANUFACTURING, INC., a California corporation ("TENANT"), the premises located at 1958 Kellogg Avenue, Carlsbad, California, 92008 (the "PREMISES"). As a material inducement to and in consideration of Landlord's entering into the Lease, Landlord having indicated that it would not enter into the Lease without the execution of this Guaranty, Guarantor does hereby agree with Landlord as follows:

14. Guarantor does hereby unconditionally guarantee, without deduction by reason of set off, defense or counterclaim, as a primary obligor and not as a surety, and promises to perform and be liable for any and all obligations and liabilities of Tenant under the terms of the Lease, including without implied limitation the Tenant's obligation to pay such rents, charges, costs and impositions as are set forth in the Lease. Guarantor further agrees to defend with counsel acceptable to Landlord, and to indemnify and save Landlord harmless from and against any and all loss, cost, damage or liability arising out of any breach by Tenant of any of the terms, conditions and covenants of the Lease, or out of any breach of warranty or misrepresentation made by Tenant under the Lease or heretofore or hereafter made to Landlord, including reasonable attorneys' fees and any other costs incurred by Landlord in connection therewith.

15. DIRECT ENFORCEMENT. The undertakings contained in this Guaranty shall be the personal liability of Guarantor. Guarantor acknowledges that after any event of default by Tenant in the performance of any term, condition or covenant of the Lease, the liability of Guarantor under this Guaranty shall be primary and that, in the enforcement of its rights, Landlord shall be entitled to look to Guarantor for the performance of the obligations of Tenant which Guarantor has guaranteed, without first commencing any action or proceedings against Tenant, and likewise, enforcement of Landlord's rights against Tenant shall not impair the right of Landlord to enforce this Guaranty, and any such action by Landlord shall not operate as a release of the liability of Guarantor under this Guaranty. The guaranteed obligations include both payment and performance. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until all amounts due pursuant to the Lease have been paid in full and all of Tenant's obligations thereunder have been performed in full.

16. If Tenant shall at any time default in the performance or observance of any of the terms, covenants or conditions in the Lease on Tenant's part to be kept performed or observed,

Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Tenant.

17. The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease on Tenant's part to be performed or observed, regardless of whether Guarantor consents thereto or receives notice thereof.

18.    The liability of Guarantor hereunder shall in no way be affected by
(a) the release or discharge of Tenant in any creditor's receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Bankruptcy Act or other statute or from the decision in any court; (c) the rejection of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause other than as provided under the Lease whatsoever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease, other than as provided under the Lease.

19. Guarantor agrees that none of its obligations and no right against Guarantor hereunder shall in any way be discharged, impaired, or otherwise affected by any extension of time for, or by any partial of complete waiver of the performance of any of Tenant's obligations under the Lease, or by any other alteration, amendment, assignment, expansion, extension or modification in or to the Lease, or by any release or waiver of any term, covenant or condition of the Lease, or by any delay in the enforcement of any rights against Tenant, Guarantor or any other person or entity under the Lease. Without limitation, Guarantor agrees that the Lease may be altered, amended, assigned, expanded, extended or modified from time to time on such terms and provisions as may be satisfactory to Landlord without notice to or further assent by Guarantor, and Guarantor hereby waives notice of acceptance of this Guaranty, notice of any obligations guaranteed hereby or of any action taken or omitted in reliance hereon, and notice of any defaults of Tenant under the Lease and waives presentment, demand for payment or performance, protest, notice of dishonor, nonpayment or nonperformance of any such obligations, suit or taking of other action by Landlord against, and any other notice to, any party liable thereon and waives suretyship defenses generally, other than full and timely payment and performance of all obligations hereby guaranteed, and Guarantor agrees to cause Tenant to preserve the enforceability of all instruments hereby guaranteed, as modified with Landlord's consent, and to cause Tenant to refrain from any act or omission which might be the basis for a claim that Guarantor has any defense to Guarantor's obligations hereunder, exclusive only of the defense that Tenant has fully and timely paid and performed all obligations hereby guaranteed. No invalidity, irregularity or unenforceability of all or any part of such obligations or of any security therefor and no insolvency, bankruptcy, liquidation proceeding or dissolution affecting Tenant or Guarantor shall affect, impair or be a defense to this Guaranty. The liability of the Guarantor hereunder is primary and unconditional and shall not be subject to any offset, defense (other than the defense of full and timely payment and performance) or counterclaim of Guarantor. This is a continuing guaranty.

20. Guarantor represents that this Guaranty, and the Lease hereby guaranteed, as originally delivered and as modified, amended or supplemented, have been duly authorized and are the legal, valid and binding obligations of Guarantor and Tenant, enforceable in accordance with their respective terms, and Guarantor further agrees that no invalidity of any such Guaranty shall affect or impair Guarantor's liability under this Guaranty.

21. This instrument is intended to be fully effective in accordance with its terms notwithstanding any exculpatory provisions inconsistent herewith contained in the Lease.

22. Without in any manner limiting the generality of the foregoing, Guarantor hereby waives the benefits of the provisions of Section 2809, 2819, 2845 and 2850 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

23. Guarantor further agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold.

24.    Until all of Tenant's obligations under the Lease are fully performed,
Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or actions of performance by Guarantor under this Guaranty; and
(b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant under, arising out of or related to the Lease or Tenant's use of the Premises. Furthermore, from and after the occurrence of any default by Tenant in the performance of any term, condition, covenant or obligation under the Lease, Guarantor agrees that it will not accept or receive any dividend, payment or reimbursement from Tenant, including any payment on account of any indebtedness from Tenant to Guarantor, and that if Guarantor does then receive any such dividend, payment or reimbursement the same shall be held in trust for Landlord and forthwith will be turned over to Landlord in the form received.

25. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

26. This Guaranty applies to, inures to the benefit of and binds all parties hereto, and their successors and assigns. This Guaranty may be assigned by Landlord voluntarily or by operation of law.

27. Guarantor shall provide quarterly financial statements, within forty-five (45) days following each quarter, to Landlord. The financial statements shall be prepared in accordance with generally accepted accounting principles and shall be true and correct in all material respects.

28. If Landlord desires to sell, finance or refinance the Premises, or any part thereof, Guarantor hereby agrees to deliver to any lender or buyer designated by Landlord such financial statements of Guarantor as may be reasonably required by such lender or buyer. Such statements shall include the past three (3) years' financial statements of Guarantor. All such financial statements shall be received by Landlord in confidence and shall be used only for the foregoing purposes.

29. If claim is ever made upon Landlord for repayment of any amount or amounts received by Landlord in payment of the obligations under the Lease and Landlord repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the termination of the Lease, Guarantor shall be and remain liable to Landlord for the amount so repaid.

30.    This Guaranty shall constitute the entire agreement between Guarantor
and the Landlord with respect to the subject matter hereof.   No provision of
this Guaranty or right of Landlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer of Landlord.

31. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word "person" as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

32. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

33. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof.

34. If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, collection costs and other costs incurred in and in preparation for the action.

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

35. Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of California.

36. If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors and said corporation or in accordance with the bylaws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms. If Guarantor is a corporation, Landlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Guaranty.

37. The term "Landlord" whenever used herein refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof whether by assignment or otherwise. The term "Tenant" whenever used herein refers to and means the Tenant in the foregoing Lease specifically named and also any assignee of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

38. Any notice or other communication to be given under this Agreement by either party to the other will be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or delivered by an express overnight delivery service, charges prepaid, or transmitted by facsimile, as follows:

       If to Landlord:             Cabot Industrial Properties, L.P.
                                   Two Center Plaza, Suite 200
                                   Boston, Massachusetts 02108
                                   Attn: Ms. Jean Murphy
                                   Fax No. (617) 722-8237

       With copy to:               Lorie Soares Griffen, Esq.
                                   Mayer, Brown & Platt
                                   350 South Grand Avenue, Suite 2500
                                   Los Angeles, California 90071
                                   Fax No. (213) 625-0248

       If to Guarantor:            Photomatrix, Inc.
                                   1958 Kellogg Avenue
                                   Carlsbad, CA 92008
                                   Fax No. (619) 930-0115

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

       With a copy to:             James P. Hill, Esq.
                                   Sullivan, Hill, Lewin, Rez & Engel
                                   550 W C Street, Suite 1500
                                   San Diego, CA 92101
                                   Fax No. (619) 231-4372

       Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this numbered paragraph. Any notice will be deemed given and effective (i) if given by personal delivery, as of the date of delivery in person; or (ii) if given by mail, upon receipt as set forth on the return receipt; or (iii) if given by overnight courier, one (1) business day after timely deposit with the courier; or (iv) if given by facsimile, upon receipt of the appropriate confirmation of transmission by facsimile. The inability to deliver because of a changed address of which no notice was given of the rejection or other refusal to accept any notice will be deemed to be the receipt of the notice as of the date of such inability to deliver or the rejection or refusal to accept.

39. WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER.






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

       IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

"Guarantor"

PHOTOMATRIX, INC.,
A California corporation


By:
    --------------------------------

Name:
      ------------------------------

Title:
       -----------------------------






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